UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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DoorDash, Inc.
(Name of Registrant as Specified In Its Charter)
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2026 Proxy Statement

DoorDash, Inc. 303 2nd Street, South Tower, 8th Floor San Francisco, California 94107
Notice of Annual Meeting of Stockholders

Dear Stockholders of DoorDash, Inc.:
We cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of DoorDash, Inc., a Delaware corporation, to be held on Wednesday, June 10, 2026 at 10:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/DASH2026, where you will be able to listen to the meeting live and, by entering your 16-digit control number, submit questions and vote online.
MEETING DETAILS

Date Wednesday, June 10, 2026	Time 10:00 a.m. Pacific Time	Location virtually via live audio webcast at www.virtualshareholdermeeting.com/DASH2026	Record Date April 15, 2026

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1	to elect four Class III directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
3	to approve, on an advisory basis, the compensation of our named executive officers; and
4	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 15, 2026 as the record date for the Annual Meeting. Stockholders of record on April 15, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
The accompanying proxy statement and our annual report can be accessed by visiting: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

By order of the Board of Directors,
Tony Xu
Co-Founder, Chief Executive Officer, and Chair of the Board
San Francisco, California
April 20, 2026

PROXY STATEMENT
General Information for 2026 Annual Meeting of Stockholders

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of DoorDash, Inc., a Delaware corporation (referred to in this proxy statement as “DoorDash,” the “Company,” “we,” “us,” or “our”), and any postponements, adjournments, or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 10, 2026 at 10:00 a.m. Pacific Time. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/DASH2026, where you will be able to listen to the meeting live and, by entering your 16-digit control number, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 20, 2026 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of certain information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
QUESTIONS AND ANSWERS
What matters am I voting on?
You are being asked to vote on:

1	the election of four Class III directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
3	a proposal to approve, on an advisory basis, the compensation of our named executive officers; and
4	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of the Class III director nominees named in this proxy statement;
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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How many votes are needed for approval of each proposal?
Proposal No. 1: Each director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of votes cast means that the voting power of the shares cast “For” a director’s election exceeds the voting power of the shares cast “Against” that director. You may vote “For” or “Against” each nominee for election as a director or you may “Abstain.” Abstentions and broker non-votes will have no effect on the outcome of the vote. If the director does not receive a majority of the votes cast “For” their election, he or she will be required by our amended and restated bylaws (our “Bylaws”) to resign or will be subject to removal. For more information, see “Proposal No. 1 - Election of Directors—Vote Required—Resignation Requirement.”
Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. We do not expect to have broker non-votes on this proposal.
Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or any committee thereof or our Company. Our board of directors and our people & compensation committee (“compensation committee”) will consider the outcome of the vote when determining named executive officer compensation.
Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on April 15, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 411,364,274 shares of our Class A common stock outstanding and 24,382,112 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 20 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person (virtually) at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

DoorDash, Inc.	2	2026 Proxy Statement

Are a certain number of shares required to be present at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote (as described below). Please have your Notice or proxy card in hand when you visit one of these websites or when you call. Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive any proxy that will not be delivered electronically at the virtual Annual Meeting by 11:59 p.m. Eastern Time on June 9, 2026.

Internet by Internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week;	Phone by toll-free telephone at 1-800-690-6903;	Mail by completing and mailing your proxy card (if you received printed proxy materials); or	Virtual Meeting by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/DASH2026, where you may vote and submit questions during the meeting.
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will generally have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•completing and returning a later-dated proxy card; or
•virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

DoorDash, Inc.	3	2026 Proxy Statement

If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/DASH2026. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are being solicited by and on behalf of our board of directors. Tony Xu, Ravi Inukonda, and Tia Sherringham have been designated as proxy holders by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares at the adjourned Annual Meeting as well, unless you have properly revoked your proxy, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 20, 2026 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. Householding reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a

DoorDash, Inc.	4	2026 Proxy Statement

separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:
DoorDash, Inc.
Attention: Secretary
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(650) 487-3970
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
STOCKHOLDER PROPOSALS
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 21, 2026. In addition, stockholder proposals that are intended to be included in our proxy materials must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholder proposals should be addressed to:
DoorDash, Inc.
Attention: Secretary
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
ir@doordash.com
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our notice of annual meeting (or any supplement thereto), (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder who is a stockholder of record at the time of the giving of the notice required by our Bylaws, on the record date for the determination of stockholders entitled to notice of such meeting and on the record date for the determination of stockholders entitled to vote at such meeting, and who has delivered timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for the 2027 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 4, 2027; and
•not later than March 6, 2027.
In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2027 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

DoorDash, Inc.	5	2026 Proxy Statement

RECOMMENDATION OR NOMINATION OF DIRECTOR CANDIDATES
Holders of 1% of our fully diluted capitalization for at least 12 months prior to the submission of a recommendation may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include, among other things, the nominee’s name and qualifications for membership on our board of directors and should be directed to our General Counsel at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must be a stockholder of record at the time of the giving of the notice required by our Bylaws, on the record date for the determination of stockholders entitled to notice of the annual meeting and on the record date for the determination of stockholders entitled to vote at such meeting. In addition, the stockholder must give timely notice to our Secretary in accordance with our Bylaws, which require, among other things, that the notice be received by our Secretary, in general, within the time periods described above under the section titled “—Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. Any notice of director nomination submitted must provide the information required by our Bylaws, including the information required by Rule 14a-19(b) under the Exchange Act.
AVAILABILITY OF BYLAWS
A copy of our Bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

DoorDash, Inc.	6	2026 Proxy Statement

Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors. As of April 20, 2026, our board of directors consisted of eleven directors, eight of whom qualified as “independent” under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”).
We have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term will continue until the end of such director’s three-year term and the election and qualification of their successor, or their earlier death, resignation, or removal.
The following table sets forth the names, ages as of April 20, 2026, and certain other information for each of the directors with terms expiring at the Annual Meeting (all of whom are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

Director with Term Expiring at the Annual Meeting/Nominee	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Shona L. Brown⁽¹⁾	III	60	Lead Independent Director	2019	2026	2029
Milan Kovac⁽²⁾	III	41	Director	2026	2026	2029
Alfred Lin⁽¹⁾⁽³⁾	III	53	Director	2014	2026	2029
Stanley Tang	III	33	Director	2013	2026	2029
Continuing Directors
Elinor Mertz⁽¹⁾	I	49	Director	2022	2027
Ashley Still⁽³⁾	I	50	Director	2023	2027
Tony Xu	I	41	Co-Founder, Chief Executive Officer, and Chair	2013	2027
Jeffrey Blackburn⁽³⁾	II	56	Director	2024	2028
L. John Doerr⁽²⁾	II	74	Director	2015	2028
Andy Fang	II	33	Director	2013	2028
Diego Piacentini⁽²⁾	II	65	Director	2023	2028
1.Member of our audit committee. Ms. Mertz serves as chair of this committee.
2.Member of our nominating and corporate governance committee. Mr. Doerr serves as chair of this committee.
3.Member of our people & compensation committee. Mr. Lin serves as chair of this committee.

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DIRECTOR SKILLS MATRIX
In addition to the information provided in our directors’ biographies found under the sections titled “—Nominees for Director” and “—Continuing Directors,” the following matrix summarizes certain skills and experience of our current directors, taking into account a number of qualifications we believe are important for service on our board of directors. This matrix is based on self-reported data collected from our directors that such director has either some or significant experience in the relevant area, and it is intended to provide a summary of our directors’ self-reported qualifications and should not be considered to be a complete list of each director’s strengths and contributions to our board of directors.

Skills and Experience	Board

Senior Leadership Experience Experience leading in a significant operating position, including as a chief executive officer, chief financial officer, or other senior leadership role, at companies operating at scale and facing significant competition and/or having other rapidly evolving business models.	11
Public Company Board Service Experience on one or more additional public company boards, demonstrating an understanding of the dynamics and operation of a corporate board and its relationship with senior management, as well as working knowledge of corporate governance practices and policies.	6
Global Operations Experience Brings a deep understanding of international dynamics relevant to our global footprint and complex operations.	11
Financial Expertise Significant knowledge of financial markets and capital allocation, oversight of financing operations and accounting, and/or experience with financial reporting processes.	9
AI, Innovation and Digital Consumer Experience Experience identifying and developing emerging products, technologies, and business models, generating disruptive innovation, and/or understanding and innovating on consumer experiences and digital interfaces.	11
Cybersecurity and Data Privacy Experience Experience with cybersecurity, information security and/or data privacy.	9
Government, Policy and Regulatory Experience Experience navigating a complex legal and regulatory landscape worldwide.	10
Sustainability and Human Capital Management Experience in corporate responsibility and in overseeing or managing sustainability initiatives, and overseeing or managing employee development, retention, and relations on a large scale.	10

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NOMINEES FOR DIRECTOR

Shona L. Brown
Lead Independent Director | Age: 60 | Director Since: 2019
Dr. Brown has served as one of our directors since August 2019 and Lead Independent Director since February 2021. From January 2013 until November 2015, she served as a senior advisor to Google Inc., an Internet search and technology company. From April 2011 to December 2012, Dr. Brown served as Senior Vice President of Google.org, Google Inc.’s charitable organization. From 2003 to 2011, Dr. Brown served as Vice President and later as Senior Vice President, Business Operations of Google Inc. Since November 2015, Dr. Brown has served on the board of directors of Atlassian Corporation Plc, an enterprise software company, and currently serves as its chairperson. She serves on the board of directors of several non-profit organizations, and previously served on the board of directors of PepsiCo, Inc., a food and beverage company. Dr. Brown holds a B.Eng. in Computer Systems Engineering from Carleton University, an M.A. in Economics and Philosophy from the University of Oxford, and a Ph.D. from Stanford University’s Department of Industrial Engineering and Engineering Management.

Dr. Brown was selected to serve on our board of directors because of her extensive experience as a director of public companies, her experience as a global business executive, her experience in public policy and sustainability matters, and her knowledge of the technology industry.

Milan Kovac
Director | Age: 41 | Director Since: 2026
Mr. Kovac has served as one of our directors since January 2026. Mr. Kovac most recently served as Vice President, Optimus (Tesla Bot) at Tesla, Inc., an electric vehicle and energy generation and storage company (“Tesla”), from September 2024 to June 2025. Prior to that, Mr. Kovac served as Director, Optimus & Autopilot Engineering from January 2022 to September 2024, where he led engineering for Tesla’s Optimus humanoid robotics program and the foundational software and infrastructure shared across Tesla’s robotics and Autopilot initiatives. Earlier at Tesla, Mr. Kovac held a series of engineering leadership roles within the Autopilot Software organization from April 2016 to January 2022. Earlier in his career, Mr. Kovac held software engineering and project leadership roles focused on embedded platforms and computer vision technologies, including at SKULLY, Methodics, and SoftKinetic, and as a consulting software engineer supporting Sony and EVS Broadcast Equipment. Mr. Kovac has served on the board of directors of Boston Dynamics, Inc., an engineering and robotics design company and subsidiary of Hyundai Motor Group, since March 2026. Mr. Kovac holds a B.Sc. in Electrical Engineering from Haute École Libre de Bruxelles.

Mr. Kovac was selected to serve on our board of directors because of his leadership experience with a large public technology company and his expertise in the areas of artificial intelligence and robotics.

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Alfred Lin
Director | Age: 53 | Director Since: 2014
Mr. Lin has served as one of our directors since May 2014. Mr. Lin has been a Partner at Sequoia Capital Operations LLC, a venture capital firm (“Sequoia Capital”) since October 2010. From June 1999 to December 2014, he served as Co-Founder and General Manager at Venture Frogs, LLC, a venture capital firm. From January 2005 to December 2010, Mr. Lin served as Chairman of the Board and Chief Operating Officer of Zappos.com, an online retailer acquired by Amazon.com, Inc., a multinational technology company (“Amazon”), and from January 2001 to June 2005, he served as Vice President of Finance and Business Development of Tellme Networks, a voice recognition services and platform company acquired by Microsoft. Prior to this, from 1996 to 1998, Mr. Lin served as Vice President of Finance and Administration of LinkExchange, a banner advertising exchange acquired by Microsoft. He currently serves on the board of directors of Airbnb, Inc., a lodging and experiences marketplace company (“Airbnb”), and serves as a director of several private companies. Mr. Lin holds a B.A. in Applied Mathematics from Harvard University and an M.S. in Statistics from Stanford University.

Mr. Lin was selected to serve on our board of directors because of his extensive experience advising the senior management of high-growth companies like ours, his business and leadership experience, his financial and investment expertise, and his knowledge of technology companies.

Stanley Tang
Director | Age: 33 | Director Since: 2013
Mr. Tang is one of our co-founders and has served as Head of DoorDash Labs, our internal robotics and automation organization, since November 2017 and as one of our directors since May 2013. He previously served as our Chief Product Officer from May 2013 to November 2017. From June 2012 until September 2012, Mr. Tang served as a Software Engineer at Meta Platforms, Inc., a social media and social networking company (“Meta”). He currently serves on the board of directors of a private company. He holds a B.S. in Computer Science from Stanford University.

Mr. Tang was selected to serve on our board of directors because of the perspective and experience he brings as a co-founder.

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CONTINUING DIRECTORS

Elinor Mertz
Director | Age: 49 | Director Since: 2022
Ms. Mertz has served as one of our directors since July 2022. Ms. Mertz has served as Chief Financial Officer at Airbnb since March 2024, and previously served as Airbnb's Vice President of Finance from January 2019 to March 2024, where she was responsible for strategic finance and analytics, corporate planning, and investor relations, and as Airbnb’s Head of Global Financial Planning & Analysis from February 2013 to January 2019. Prior to joining Airbnb in 2013, Ms. Mertz served as Vice President, Finance & Investor Relations at Netflix, Inc., a media company (“Netflix”), where she held various finance roles from 2006 to 2013. Ms. Mertz has served on the board of directors of Netflix since June 2025, and previously served on the board of directors of Faire Wholesale, Inc., a privately-held e-commerce company, from May 2022 through November 2025. Ms. Mertz holds a B.A. in Science, Technology & Society from Stanford University, an M.A. in History from Stanford University, an M.I.A. in International Affairs from Columbia University, and an M.B.A. from the Stanford Graduate School of Business.

Ms. Mertz was selected to serve on our board of directors because of her extensive experience as a public company finance professional and leader.

Ashley Still
Director | Age: 50 | Director Since: 2023
Ms. Still has served as one of our directors since July 2023. Ms. Still has been Executive Vice President, General Manager, Mid-Market Group at Intuit, Inc., a financial software company (“Intuit”), since June 2025. Prior to that, Ms. Still served as Senior Vice President and General Manager, Creative Cloud at Adobe Inc., a multinational computer software company (“Adobe”), from May 2023 to May 2025, and served in various other roles at Adobe since joining the company in July 2004. Ms. Still holds a B.A. in Economics and International Studies from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Ms. Still was selected to serve on our board of directors because of her extensive operational experience with large public technology companies and her leadership experience.

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Tony Xu
Co-Founder, CEO, and Chair | Age: 41 | Director Since: 2013
Mr. Xu is one of our co-founders and has served as our Chief Executive Officer and as one of our directors since May 2013. Since January 2022, Mr. Xu has served on the board of directors of Meta. Mr. Xu holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.

Mr. Xu was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and as a co-founder.

Jeffrey Blackburn
Director | Age: 56 | Director Since: 2024
Mr. Blackburn has served as one of our directors since May 2024. Mr. Blackburn has served as Chairman & Chief Executive Officer of Tennis Channel, a television network owned by Sinclair, Inc., since April 2025 and Managing Partner at Cresta Ventures, LLC, a venture capital firm, since February 2024. He previously held various positions at Amazon for over two decades and served on its senior leadership team for over a decade, including serving as Senior Vice President of Global Media and Entertainment from May 2021 to February 2023, and Senior Vice President of Worldwide Business Development, Advertising and Entertainment from November 2012 to February 2020. From March 2021 to May 2021, Mr. Blackburn served as a general partner and a member of the management committee of Bessemer Venture Partners, a venture capital and private equity firm. From 1995 to 1998, Mr. Blackburn worked as an investment banker at Morgan Stanley and Deutsche Bank. Mr. Blackburn has served on the board of directors of Roku, Inc., a television streaming platform company, since June 2023 and of StubHub Holdings, Inc., an online marketplace for secondary tickets, since September 2025. He also serves as a board member of a private company. Mr. Blackburn holds an A.B. in Economics from Dartmouth College and an M.B.A. from Stanford Business School.

Mr. Blackburn was selected to serve on our board of directors because of his senior leadership experience, M&A and business development experience, and experience in the technology industry.

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L. John Doerr
Director | Age: 74 | Director Since: 2015
Mr. Doerr has served as one of our directors since March 2015. Mr. Doerr has been Chairman of Kleiner Perkins, a venture capital firm (“Kleiner”), since March 2016, and was previously its General Partner since August 1980. He currently serves on the board of directors of Alphabet Inc., the parent holding company of Google, Inc., and several private companies, including Amyris, Inc., a renewable products company, and Watershed, an enterprise sustainability company. Mr. Doerr previously served as a director of Bloom Energy Corporation, a clean energy company, QuantumScape Corporation, a renewable energy company, Coursera, Inc., an education tech company, and Amazon. He holds a B.S. in Electrical Engineering and an M.S. in Electrical Engineering and Computer Science from Rice University and an M.B.A. from Harvard Business School.

Mr. Doerr was selected to serve on our board of directors because of his significant public company experience as a board member, his global business and leadership experience, his financial and investment expertise, and his extensive experience advising the senior management of high-growth and technology companies like ours.

Andy Fang
Director | Age: 33 | Director Since: 2013
Mr. Fang is one of our co-founders and has served as Head of LaunchPad, our new software products team, since November 2022. He has served as one of our directors since May 2013. He previously served as our Chief Technology Officer from May 2013 to February 2019 and, subsequently, as our Head of Consumer Engineering until November 2022. Mr. Fang holds a B.S. in Computer Science from Stanford University.

Mr. Fang was selected to serve on our board of directors because of the perspective and experience he brings as a co-founder.

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Diego Piacentini
Director | Age: 65 | Director Since: 2023
Mr. Piacentini has served as one of our directors since May 2023. Mr. Piacentini has been the founder and Managing Director of View Different, Inc., a venture capital firm, since August 2019, and has served as an executive advisor to KKR & Co., Inc., a global private equity firm, since September 2019. From September 2016 to October 2018, Mr. Piacentini served as Government Commissioner for the Digital Agenda for the Italian government. From February 2000 to August 2016, Mr. Piacentini served as Senior Vice President of the International Consumer Business at Amazon. Prior to this, from 1987 to 1999, Mr. Piacentini was at Apple Inc., a multinational technology company, where he was most recently General Manager and Vice President for Europe, Middle East, and Africa. Mr. Piacentini has served on the board of directors of Nu Holdings Ltd., a digital financial services platform, since April 2026. Mr. Piacentini also serves as a board member and advisor of several private companies and organizations. Mr. Piacentini holds a B.S. in Economics from Bocconi University.

Mr. Piacentini was selected to serve on our board of directors because of his operational experience with large public technology companies and his international business experience.

DIRECTOR INDEPENDENCE
Under the listing rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq listing rules, a director will only qualify as an “independent director” if the board of directors affirmatively determines that the director has no relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our board of directors has determined that Dr. Brown, Mses. Mertz and Still, and Messrs. Blackburn, Doerr, Kovac, Lin, and Piacentini do not have a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under Nasdaq listing rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence and any applicable transactions involving them, including those described in the section titled “Certain Relationships, Related Party and Other Transactions.”
BOARD LEADERSHIP STRUCTURE AND ROLE OF THE LEAD INDEPENDENT DIRECTOR
We believe that the structure of our board of directors and its committees provides strong overall management of our Company. Mr. Xu currently serves as both the chairperson of our board of directors (our “Chair”) and as our Chief Executive Officer. As our co-founder, Mr. Xu is best positioned to identify strategic priorities, lead critical discussions about our Company’s strategy, risks, and execution, and execute our business plans.
Our board of directors has adopted Corporate Governance Guidelines that provide that our board of directors may appoint an independent director as our Lead Independent Director. If appointed, the Lead Independent Director is responsible for calling separate meetings of the independent directors, determining the agenda and serving as chairperson of meetings of

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independent directors, reporting to our Chief Executive Officer, as well as our Chair, regarding feedback from executive sessions, serving as spokesperson for the Company as requested, and performing such other responsibilities as may be designated by a majority of the independent directors from time to time. Because Mr. Xu, our Chair, is not independent, our board of directors determined that it was advisable to appoint a Lead Independent Director and, in February 2021, our board of directors appointed Dr. Brown to serve as our Lead Independent Director. The board of directors considered Dr. Brown’s demonstrated leadership during her tenure as a member of the board and on the standing committees of the board, including her current membership on the audit committee and her prior service on each of the compensation committee and the nominating and corporate governance committee. The board of directors believes that Dr. Brown’s ability to act as a strong Lead Independent Director provides balance in our leadership structure and is in the best interest of the Company and its stockholders.
Only independent directors serve on the audit committee, the compensation committee, and the nominating and corporate governance committee of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our board of directors, including Dr. Brown’s role as Lead Independent Director, as well as the strong independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, including oversight of the Company’s risks, while Mr. Xu’s combined role enables strong leadership, creates clear accountability of management to our board of directors, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
BOARD MEETINGS AND COMMITTEES
During our fiscal year ended December 31, 2025, our board of directors held four meetings (including regularly scheduled and special meetings). Each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, other than Ms. Still, who attended over 60% but less than 75% of applicable meetings.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. All of our directors who were directors at the time of our 2025 annual meeting of stockholders attended our 2025 annual meeting of stockholders.
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
Our audit committee consists of Dr. Brown, Mr. Lin, and Ms. Mertz, with Ms. Mertz serving as chairperson. Each member of the audit committee meets the requirements for independence under the Nasdaq listing rules and SEC rules and regulations and the financial literacy and sophistication requirements of the Nasdaq listing rules. In addition, our board of directors has determined that each of Ms. Mertz and Mr. Lin is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K promulgated by the SEC. Our audit committee is responsible for, among other things:
•appointing, compensating, retaining, and overseeing, and where appropriate, replacing the independent registered public accounting firm;
•helping to ensure the independence of the independent registered public accounting firm;
•reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•reviewing our financial statements and our critical accounting policies and practices;

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•overseeing and monitoring the integrity of our financial statements, accounting and financial reporting processes, and internal controls;
•overseeing the design, implementation, and performance of our internal audit function;
•overseeing our compliance with applicable law;
•establishing and overseeing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls, or audit matters, as well as for confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;
•overseeing our guidelines, programs, and policies on risk assessment and risk management, particularly with respect to financial reporting, accounting and tax matters, disclosure controls and procedures, internal control over financial reporting, legal and regulatory, data security, cybersecurity, environmental, social and governance matters, and the use of artificial intelligence technologies;
•overseeing the overall adequacy and effectiveness of, and compliance with, our code of business conduct and ethics;
•overseeing and reviewing policies and practices in connection with governmental relations and public policy;
•reviewing and approving related party transactions and developing and maintaining related policies and procedures; and
•approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing rules of Nasdaq. A copy of the charter for our audit committee is available on our website at ir.doordash.com. During 2025, our audit committee held five meetings.
People & Compensation Committee
Our compensation committee consists of Messrs. Blackburn and Lin and Ms. Still, with Mr. Lin serving as chairperson. Each member of our compensation committee meets the requirements for independence under the Nasdaq listing rules and SEC rules and regulations and is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our chief executive officer, and certain other key employees;
•administering our equity compensation plans;
•reviewing, approving, and administering incentive compensation plans;
•establishing and reviewing general policies, plans, and programs relating to compensation and benefits of our employees, and overseeing our overall compensation philosophy;
•reviewing and discussing with management risks arising from our compensation philosophy and practices to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks;
•reviewing and making recommendations to our full board of directors regarding non-employee director compensation;
•evaluating the performance, or assisting in the evaluation of the performance, of our executive officers, including our chief executive officer;
•periodically reviewing and discussing with our board of directors the corporate succession and development plans for executive officers and certain key employees;

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•periodically reviewing our strategies, programs, and policies that shape our human capital; and
•appointing, compensating and overseeing any compensation consultants, outside legal counsel, or other advisers it retains.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing rules. A copy of the charter for our compensation committee is available on our website at ir.doordash.com. During 2025, our compensation committee held four meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Doerr, Kovac and Piacentini, with Mr. Doerr serving as chairperson. Each member of the nominating and corporate governance committee meets the requirements for independence under the listing rules of the Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•searching for, identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors;
•considering and making recommendations to our board of directors regarding the composition, size, and leadership structure of our board of directors and its committees;
•evaluating the performance and participation of our board of directors and of individual directors;
•evaluating the adequacy of our capital structure and corporate governance practices and reporting;
•developing, overseeing, and making recommendations to our board of directors regarding corporate governance guidelines, practices, and related matters; and
•overseeing and making recommendations to our board of directors regarding shareholder engagement on matters related to governance, social responsibility, environmental, and sustainability matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing rules. A copy of the charter for our nominating and corporate governance committee is available on our website at ir.doordash.com. During 2025, our nominating and corporate governance committee held four meetings.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, the members of our compensation committee included Mr. Lin, our compensation committee chair, Mr. Blackburn, and Ms. Still. None of the members of our compensation committee is or has been an officer or employee of our Company. Any relationships between the Company and any of the members of our compensation committee requiring disclosure under Item 404 of Regulation S-K is discussed in the section titled “Certain Relationships, Related Party and Other Transactions.” None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES
Our nominating and corporate governance committee is responsible for reviewing with the board of directors the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. Our nominating and corporate governance committee uses a variety of methods to identify and evaluate director nominees. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, corporate experience, background, education, expertise, diversity, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors. Our nominating and corporate governance committee also evaluates and considers potential candidates’ independence from us,

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their other commitments, any potential conflicts of interest, and such other factors as required by applicable law, rules, and regulations. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our nominating and corporate governance committee does not assign any particular weight or priority to any one specific factor.
At a minimum, nominees must have the highest personal and professional ethics and integrity, have proven achievement and competence in their field and the ability to exercise sound business judgment, have skills that are complementary to those of the existing board of directors, have the ability to assist and support management and make significant contributions to our success, and understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time and energy necessary to diligently carry out those responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings.
In its evaluation of director candidates, our nominating and corporate governance committee considers the suitability of each director candidate, including current directors, in light of the current size and composition, organization, and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Although we do not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee has the authority to select and retain a third-party search firm and any other consultants or advisors to assist in the search for, and evaluation of, qualified candidates.
Our nominating and corporate governance committee also considers the above factors and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, including incumbent directors, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS TO THE BOARD OF DIRECTORS
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least 1% of the fully diluted capitalization of the Company continuously for at least 12 months prior to the date of the submission of the recommendation. Our nominating and corporate governance committee will evaluate any such recommendations in accordance with our restated certificate of incorporation, the committee's charter, our Bylaws and our policies and procedures for director candidates, including by applying our regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter to us at DoorDash, Inc., attention of the General Counsel, 303 2nd Street, South Tower, 8th Floor, San Francisco, California 94107. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and our Company, and evidence of the recommending stockholder’s ownership of our capital stock. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our Bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our Bylaws and should be sent in writing to our Secretary. To be timely for the 2027 annual meeting of stockholders, nominations for persons to our board of directors must be received by our Secretary observing, in general, the same deadlines for stockholder proposals that are not intended to be included in a proxy statement, as discussed above under “General Information—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.” Any notice of director nomination submitted must include the additional information required by Rule 14a-19(b) under the Exchange Act.

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COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties wishing to communicate with non-management members of our board of directors, or a committee of the board of directors, may do so by writing and mailing the correspondence to our General Counsel or legal department at DoorDash, Inc., 303 2nd Street, South Tower, 8th Floor, San Francisco, California 94107. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our General Counsel or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate committee of our board of directors, member or members of our board of directors, or if none is specified, to the Chair or the Lead Independent Director if there is not an independent Chair.
Our General Counsel or legal department may decide in the exercise of her or its judgment whether a response to any stockholder communication is necessary and will provide a report to our nominating and corporate governance committee on a quarterly basis of any stockholder communications received for which the General Counsel or legal department has responded. This procedure for stockholder communications with non-management members of our board of directors or committees of our board of directors is administered by our nominating and corporate governance committee.
This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the above section in this proxy statement titled “General Information—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”
CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on our website at ir.doordash.com. We will disclose any amendments to our Code of Conduct or any waivers of the requirements of our Code of Conduct for directors and executive officers on the same website or in filings under the Exchange Act.
INSIDER TRADING POLICIES AND PROCEDURES
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, employees and other related individuals. We believe these policies and procedures are reasonably designed to promote compliance with applicable insider trading laws, rules, regulations and Nasdaq listing standards. Our Insider Trading Policy prohibits our directors, officers, employees, and certain other covered persons from, among other things, trading in our securities and related derivative securities while aware of material non-public information about the Company. Our employees are also prohibited from using any material non-public information learned through their employment with the Company that could be expected to affect the trading price of securities of another company, to trade, directly or indirectly through others, or provide such information to another person in order to trade, in the securities of such other company. Insiders are prohibited from trading securities during various periods throughout the year in connection with the public release of our quarterly results, and certain individuals must receive pre-clearance from our General Counsel or her delegate prior to engaging in any transaction in our securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
From time to time, we may engage in transactions in our own securities. We comply with all applicable insider trading laws, rules and regulations, and Nasdaq listing standards when engaging in transactions in our securities.

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ROLE OF BOARD IN RISK OVERSIGHT PROCESS
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of our strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our Company is exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our board of directors regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board of directors also receives regular reports on all significant committee activities at each regular board meeting and evaluates the risks inherent in significant transactions.
In addition, our board of directors has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. Our audit committee also, among other things, discusses with management, our internal auditors, and our independent auditor guidelines and policies with respect to risk assessment and risk management, as well as potential conflicts of interest. The audit committee further oversees risk exposure related to data security, cybersecurity, and the use of artificial intelligence technologies, including the steps management has taken to monitor and control those exposures, as well as risks related to environmental, social and governance ("ESG") matters as discussed below. Our compensation committee assesses risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the board.
Our board of directors believes its current leadership structure supports the risk oversight function of the board. As Chair, Mr. Xu has primary responsibility for setting the agenda for meetings of the board of directors and his combined role as Chief Executive Officer and Chair gives him unique insight into the risk profile of the Company, including emerging risks. We believe that our majority independent directors, including Dr. Brown as Lead Independent Director, provide independent judgment and outside experience that enables the board of directors to effectively oversee the risk management of the Company.
ESG BOARD OVERSIGHT FRAMEWORK
Our board of directors believes that strong corporate governance and a robust approach to ethics and compliance benefits our stakeholders and stockholders alike. Our board of directors and its committees oversee key areas of risk management, including overseeing relevant ESG initiatives and issues, such as initiatives to enhance data privacy and security, health and safety, public policy and engagement, and ethics and compliance.
Each of our board committees have an important role in the oversight of elements of our ESG program that are within the scope of its duties and responsibilities. Our nominating and corporate governance committee reviews the composition of our board and other governance policies and practices. Our compensation committee periodically reviews the strategies, programs, and policies that shape the Company’s human capital, including those related to compensation, talent acquisition and retention, leadership development, culture, belonging, and the overall employee experience. Our audit committee oversees our overall risk profile and risk exposure, and monitors new and evolving risks to the Company, including those related to financial matters, data security and cybersecurity. Our audit committee also reviews developments in ethics and compliance policies and programs, highlights from internal investigations, and the effectiveness of our whistleblower and reporting channels.

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BOARD DIVERSITY
Of our total number of eleven directors, we have three directors who self-identified as female, and two directors who self-identified as a racial/ethnic minority.
DIRECTOR COMPENSATION
Our board of directors adopted an Outside Director Compensation and Equity Ownership Policy (as amended, the “director compensation policy”) for our non-employee directors, which is intended to attract, retain, and reward such non-employee directors. The director compensation policy was developed, and is reviewed periodically, with input from our independent compensation consultant, Semler Brossy Consulting Group LLC (“Semler Brossy”), regarding practices and compensation levels at the same group of peer companies then-used for executive compensation comparisons. In October 2025, our compensation committee reviewed the compensation opportunities under our director compensation policy and a director compensation analysis of our compensation peer group prepared by Semler Brossy, and recommended to our board of directors certain changes to more closely align with the current market. Our board of directors approved these changes, effective as of January 1, 2026. Notably, the amendment to the director compensation policy increased the dollar amount of equity awards granted to non-employee directors and increased the value of the shares of our common stock that non-employee directors must hold in order to meet our minimum equity ownership guidelines. Additional information on the peer group can be found in the section titled “Executive Compensation—Compensation Discussion & Analysis—Overview of Factors Considered in Setting Executive Compensation—Peer Group and Competitive Positioning.”
Under the director compensation policy currently in effect, each non-employee director receives the cash and equity compensation for board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our board of directors or its committee and other expenses.
Maximum Annual Compensation Limit
The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the non-employee director’s initial year of service as a non-employee director). For purposes of this limitation, the value of equity awards is based on the grant date fair value determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any cash compensation paid or equity awards granted to a person for their service as an employee, or for their service as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

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Equity Ownership Guidelines
Additionally, each non-employee director is expected to comply with the minimum equity ownership guidelines as set forth in the director compensation policy. Our equity ownership guidelines provide that our non-employee directors must hold a number of shares of our common stock with a value equal to five times (increased from four times on January 1, 2026) the annual cash retainer for service as a non-employee director. For purposes of our equity ownership guidelines, the value of a non-employee director’s shares of our common stock will be calculated based on the average "fair market value" (as defined in our 2020 Equity Incentive Plan (the “2020 Plan”)) of the shares for the market trading days that occurred in the completed calendar month immediately prior to the month in which the last trading date of the Company’s most-recently completed fiscal year occurs. A non-employee director generally will have until the later of December 8, 2025 or, if applicable, the fifth anniversary of the date such individual became a non-employee director to comply with the minimum stock ownership requirement. Our compensation committee may waive, at its discretion, these guidelines for non-employee directors joining our board of directors from government, academia, or similar professions. Our compensation committee may also temporarily suspend, at its discretion, the guidelines for one or more non-employee directors if compliance would create severe hardship or prevent such non-employee director from complying with a court order.
As of December 31, 2025, all then-serving non-employee directors who were subject to these requirements were in compliance with the minimum equity ownership guidelines, both under the terms then in effect and as later amended.
Cash Compensation
Under our director compensation policy currently in effect, each non-employee director is paid an annual cash retainer of $60,000. Each non-employee director is also eligible to earn additional annual cash compensation for their services as follows:
•$40,000 per year for service as Chair;
•$40,000 per year for service as Lead Independent Director;
•$20,000 per year for service as chair of our audit committee;
•$15,000 per year for service as chair of our compensation committee; and
•$5,000 per year for service as chair of our nominating and corporate governance committee.
For clarity, there are no per-meeting fees for attending board of directors or committee meetings. All cash compensation is paid quarterly in arrears on a prorated basis.
Equity Compensation
Initial Award. Each person who first becomes a non-employee director will receive, automatically on the day such person is first appointed to our board of directors, or such other date specified by the board of directors, an initial award (the “Initial Award” and the date the Initial Award is granted, the “Grant Date”) of restricted stock units (“RSUs”). The Initial Award covers a number of shares of our Class A common stock equal to (i) $300,000 (increased from $250,000 on January 1, 2026) divided by (ii) the average "fair market value" (as defined in our 2020 Plan) of a share of our Class A common stock for the market trading days that occurred in the completed calendar month immediately prior to the calendar month in which the Grant Date occurs, rounded down to the nearest whole share (the “New Director Award”). In addition, in the event that the date on which the non-employee director is appointed to our board of directors is not the date of an annual meeting of our stockholders, the Initial Award will cover an additional number of shares of our Class A common stock equal to (i) (A) $300,000 (increased from $275,000 on January 1, 2026) multiplied by (B) the fraction obtained by dividing (1) the number of days between the date such person is appointed to the board and the first anniversary of the most recent annual meeting of our stockholders by (2) 365, divided by (ii) the average fair market value of a share of our Class A common stock for the market trading days that occurred in the completed calendar month immediately prior to the calendar month in which the Grant Date occurs, rounded down to the nearest whole share (the “Pro-rated Annual Award”). The New Director Award will vest in equal monthly installments over the 48 months beginning on the first day of the month following the month in which the Grant Date occurs, subject to the non-employee director continuing to be a service provider through the applicable vesting date. The Pro-rated Annual Award will vest on the earlier of (i) the one-year anniversary of the Grant Date or (ii) the day prior to the date of the annual meeting next following the Grant Date, in each case, subject to the non-employee director continuing to be a service provider through the

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applicable vesting date. If the person was a member of the board of directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an Initial Award.
Annual Award. Each non-employee director will automatically receive, on the date of each annual meeting of stockholders, an annual award of RSUs (each, an “Annual Award”) covering a number of shares of our Class A common stock having an aggregate value (determined based on the closing price of such shares on the date the Annual Award is granted) of $300,000 (increased from $275,000 on January 1, 2026), rounded down to the nearest whole share. The Annual Award will vest on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the annual meeting next following the date the Annual Award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.
In the event of a “change in control” (as defined in our 2020 Plan), each non-employee director’s outstanding equity will be treated in accordance with the terms of each applicable award.
Director Compensation Table for Fiscal Year 2025
The following table provides information regarding compensation of our non-executive officer directors for service as directors for the year ended December 31, 2025. Directors who are also our employees receive no additional compensation for their service as directors. During 2025, our employee directors, Messrs. Fang, Tang, and Xu, did not receive any compensation for their services as directors. See “Executive Compensation” for additional information regarding Mr. Xu’s compensation. The compensation received by each of Messrs. Fang and Tang as an employee is set forth in the footnotes to the table below. Mr. Kovac joined our board of directors in January 2026 and did not receive any compensation for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)

Jeffrey Blackburn	60,000	274,902	334,902
Shona Brown	100,000	274,902	374,902
L. John Doerr	65,000	274,902	339,902
Andy Fang⁽²⁾	—	—	—
Alfred Lin	75,000	274,902	349,902
Ellie Mertz	80,000	274,902	354,902
Diego Piacentini	60,000	274,902	334,902
Ashley Still	60,000	274,902	334,902
Stanley Tang⁽³⁾	—	—	—
1.The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the director in 2025, calculated in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC 718”), disregarding forfeiture assumptions. These amounts do not reflect the actual economic value that may be realized by the non-employee directors, and there can be no assurance that these amounts will ever be realized by the non-employee directors.
2.Mr. Fang received an aggregate of $1,874,265 in compensation as an employee, comprising (i) base salary in the amount of $350,229, (ii) a gross-up for taxable income incurred through participating in the Company’s meal benefit provided to all office-based employees in the amount of $381, (iii) 401(k) matching in the amount of $7,000, and (iv) RSUs with an aggregate grant date fair value of $1,516,655, calculated in accordance with ASC 718.
3.Mr. Tang received an aggregate of $1,874,054 in compensation as an employee, comprising (i) base salary in the amount of $350,229, (ii) a gross-up for taxable income incurred through participating in the Company’s meal benefit provided to all office-based employees in the amount of $170, (iii) 401(k) matching in the amount of $7,000, and (iv) RSUs with an aggregate grant date fair value of $1,516,655, calculated in accordance with ASC 718.

DoorDash, Inc.	23	2026 Proxy Statement

The following table lists all outstanding equity awards held by our non-executive officer directors as of December 31, 2025:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares Underlying Unvested Stock Awards (#)

Jeffrey Blackburn	6/20/2024	—		—	—	1,335	⁽¹⁾
	6/24/2025	—		—	—	1,164	⁽²⁾
Shona L. Brown	6/24/2025	—		—	—	1,164	⁽²⁾
L. John Doerr	6/24/2025	—		—	—	1,164	⁽²⁾
Andy Fang	4/20/2022	—		—	—	1,247	⁽³⁾
	4/22/2024	—		—	—	588	⁽⁴⁾
	4/21/2025	—		—	—	7,172	⁽⁵⁾
Alfred Lin	6/24/2025	—		—	—	1,164	⁽²⁾
Elinor Mertz	8/20/2022	—		—	—	506	⁽⁶⁾
	6/24/2025	—		—	—	1,164	⁽²⁾
Diego Piacentini	6/20/2023	—		—	—	1,354	⁽⁷⁾
	6/24/2025	—		—	—	1,164	⁽²⁾
Ashley Still	8/20/2023	—		—	—	1,190	⁽⁸⁾
	6/24/2025	—		—	—	1,164	⁽²⁾
Stanley Tang	10/10/2018	31,640	⁽⁹⁾	7.16	10/9/2028	—
	4/20/2022	—		—	—	4,985	⁽¹⁰⁾
	4/22/2024	—		—	—	588	⁽⁴⁾
	4/21/2025	—		—	—	7,172	⁽⁵⁾
1.This RSU vested as to 1/48th of the total shares of our Class A common stock underlying the RSU immediately upon granting thereof, with 1/48th of the total shares of our Class A common stock vesting monthly beginning on July 1, 2024, subject to such individual’s continued role as a service provider to us.
2.This RSU will vest as to 100% of the total shares of our Class A common stock underlying the RSU on the earlier of (i) June 24, 2026 or (ii) the day prior to the date of the Annual Meeting, subject to such individual’s continued role as a service provider to us.
3.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on May 20, 2022, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to such individual’s continued role as a service provider to us.
4.This RSU vested as to 1/8th of the shares of our Class A common stock underlying the RSU on May 20, 2024, with 1/8th of the total shares of our Class A common stock vesting quarterly thereafter, subject to such individual’s continued role as a service provider to us.
5.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on May 20, 2025, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to such individual’s continued role as a service provider to us.

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6.This RSU vested as to 1/48th of the shares of our Class A common stock underlying the RSU on August 1, 2022, with 1/48th of the total shares of our Class A common stock vesting monthly thereafter, subject to such individual’s continued role as a service provider to us.
7.This RSU vested as to 1/48th of the shares of our Class A common stock underlying the RSU on June 1, 2023, with 1/48th of the total shares of our Class A common stock vesting monthly thereafter, subject to such individual’s continued role as a service provider to us.
8.This RSU vested as to 1/48th of the shares of our Class A common stock underlying the RSU on August 1, 2023, with 1/48th of the total shares of our Class A common stock vesting monthly thereafter, subject to such individual’s continued role as a service provider to us.
9.The shares of our Class A common stock underlying this option are fully vested and immediately exercisable.
10.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on February 20, 2023, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to such individual’s continued role as a service provider to us.

DoorDash, Inc.	25	2026 Proxy Statement

PROPOSAL NO. 1
Election of Directors

Our board of directors is currently composed of eleven members. We have a classified board of directors consisting of three classes of approximately equal numbers of directors, with each class serving staggered three-year terms.
At each annual meeting of stockholders, approximately one-third of the directors of our board of directors is elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation, or removal.
NOMINEES
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Shona L. Brown, Milan Kovac, Alfred Lin, and Stanley Tang as nominees for election as directors at the Annual Meeting. If elected, Dr. Brown and Messrs. Kovac, Lin, and Tang will each serve as a director until the 2029 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of Dr. Brown and Messrs. Kovac, Lin, and Tang is currently a director of our Company. Mr. Kovac is standing for election by stockholders for the first time and was initially recommended for consideration as a director to the nominating and corporate governance committee by our Chief Executive Officer. For information concerning the relevant experiences, qualifications, attributes, and skills of the nominees that led our board of directors to recommend these persons as nominees for director, please see the section titled “Board of Directors and Corporate Governance.” Dr. Brown and Messrs. Kovac, Lin, and Tang have consented to being named as nominees in the proxy statement and to continue to serve as directors, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet, but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Dr. Brown and Messrs. Kovac, Lin, and Tang. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
VOTE REQUIRED
Each director is elected by a majority of the votes cast with respect to the election of directors at the Annual Meeting. A majority of votes cast means that the voting power of the shares cast “For” a director’s election exceeds the voting power of the shares cast “Against” that director. You may vote “For” or “Against” each nominee for election as a director or you may “Abstain.” Abstentions and broker non-votes will have no effect on the outcome of the vote. A director who does not receive a majority of the votes cast “For” election is required by our Bylaws to resign or will be subject to removal.
Resignation Requirement
Pursuant to our Bylaws, if a nominee for director in an election that is not a contested election fails to receive the required number of votes for re-election, the director shall, no later than 15 days following the certification of the stockholder vote (the “Resignation Deadline”), tender such director’s resignation from our board of directors. Prior to the date that our outstanding Class B common stock represents less than a majority of the total voting power of the Company entitled to vote in elections of directors, if any nominee failing to be elected by the vote of the majority of the votes cast in an election that is not a contested election (i) tenders a resignation by the Resignation Deadline or (ii) does not tender a resignation by the Resignation Deadline, then our stockholders may take action via consent without a meeting to, in the case of clause (i), appoint a director to fill the vacancy resulting from the resignation of such director (the “Resigned Director”) and, in the case of clause (ii), remove such director (the “Removed Director”) from our board of directors and, in such action (and only in such action), appoint a director to fill the vacancy resulting from the removal of the Removed Director, provided, that in each case such action by the stockholders without a meeting must be taken no later than 30 days following, in the case of clause (i), the effective date of

DoorDash, Inc.	26	2026 Proxy Statement

such resignation and, in the case of clause (ii), the Resignation Deadline. In the event that a director is not appointed by the stockholders pursuant to the preceding sentence to fill the vacancy created by the Resigned Director or the Removed Director, as applicable, neither our board of directors nor our stockholders may fill such vacancy until the next annual meeting of stockholders.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

DoorDash, Inc.	27	2026 Proxy Statement

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. KPMG LLP has served as our independent registered public accounting firm since 2018.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of KPMG LLP, our board of directors may reconsider the appointment. Representatives of KPMG LLP will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table presents fees (in thousands) for professional audit services and other services rendered to our Company by KPMG LLP for our fiscal years ended December 31, 2024 and 2025.

	2024 $	2025 $

Audit Fees⁽¹⁾	10,130	13,361
Audit-Related Fees⁽²⁾	517	3,489
Tax Fees⁽³⁾	110	29
All Other Fees⁽⁴⁾	—	60
Total Fees	10,757	16,939
1.Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our unaudited quarterly consolidated financial statements, and the issuance of comfort letters and consents. The audit fees for fiscal 2024 have been restated, as compared to the amount previously disclosed in our proxy statement dated April 29, 2025, to properly reflect all fees billed for the audit of our financial statements for fiscal 2024 and the review of financial statements for any interim periods within that fiscal year.
2.Consists of assurance related services provided by KPMG LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements and which are not reported above under “Audit Fees.” For fiscal year 2025, this category included fees for audit-related services for mergers and acquisitions.
3.Consists of fees for professional services, primarily for tax compliance services.
4.Consists of aggregate fees billed for services provided by the independent registered public accounting firm other than those disclosed above. For fiscal year 2025, this category included fees for permissible risk advisory services.

DoorDash, Inc.	28	2026 Proxy Statement

AUDITOR INDEPENDENCE
In our fiscal year ended December 31, 2025, there were no other professional services provided by KPMG LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.
AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee or its delegatee, as applicable, is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. In accordance with the policy, our audit committee has delegated its pre-approval authority to the chair of our audit committee to address any approvals requested between meetings of the audit committee. The audit committee is prohibited from delegating to management its responsibility to pre-approve services to be performed by our independent registered public accounting firm. All services provided by KPMG LLP for each of the years set forth in the above table were pre-approved by our audit committee in accordance with the policy.
VOTE REQUIRED
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

The Board of Directors recommends a vote “FOR” the Ratification of the Appointment of KPMG LLP as our independent registered public accounting firm.

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Report of the Audit Committee

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing rules and the rules and regulations of the SEC. The composition of the audit committee, the attributes of its members, and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to DoorDash’s financial reporting process, DoorDash’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing DoorDash’s consolidated financial statements. DoorDash’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of DoorDash’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare DoorDash’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and KPMG LLP;
•discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with KPMG LLP its independence.
Based on the audit committee’s review and discussions with management and KPMG LLP, the audit committee recommended to the board of directors that the audited financial statements be included in DoorDash’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Audit Committee
Elinor Mertz (Chair)
Shona L. Brown
Alfred Lin
This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, (i) will not be deemed to be part of, or incorporated by reference into, any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, notwithstanding any general statement contained in such filing incorporating this proxy statement by reference, except to the extent that we specifically incorporate this information by reference, and (ii) will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

DoorDash, Inc.	30	2026 Proxy Statement

PROPOSAL NO. 3
Advisory Vote on the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Discussion & Analysis—Our Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
In recognition of the preference of stockholders expressed at the Company's 2021 annual meeting of stockholders, the Board has determined to continue to hold Say-on-Pay advisory votes on an annual basis. The next vote on the frequency of the Say-on-Pay vote will be held at the 2027 annual meeting of stockholders. Accordingly, we ask our stockholders to vote “For” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
VOTE REQUIRED
The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

DoorDash, Inc.	31	2026 Proxy Statement

Executive Officers

The following table identifies certain information about our executive officers as of April 20, 2026. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Tony Xu	41	Chief Executive Officer, Co-Founder, Chair, and Director
Ravi Inukonda	49	Chief Financial Officer
Prabir Adarkar	49	Chief Operating Officer and President
Keith Yandell	47	Chief Business Officer
Tia Sherringham	44	General Counsel and Secretary
For Mr. Xu’s biography, see “Board of Directors and Corporate Governance—Continuing Directors.”
Prabir Adarkar. Mr. Adarkar has served as our Chief Operating Officer and President since March 2023, and previously served as our Chief Financial Officer from August 2018 until March 2023. Prior to joining us, Mr. Adarkar served as Vice President of Finance (Head of Strategic Finance) at Uber Technologies, Inc., a transportation network company, from September 2015 to August 2018. From July 2008 to September 2015, he was with The Goldman Sachs Group, Inc., an investment bank (“Goldman Sachs”), where he served most recently as Vice President, Technology, Media & Telecommunications Investment Banking. Mr. Adarkar holds a B.E. in Electronics Engineering from the University of Mumbai, an M.S. in Electrical Engineering from Columbia University, and an M.B.A. from New York University.
Ravi Inukonda. Mr. Inukonda has served as our Chief Financial Officer since March 2023, and previously served as our Vice President of Finance and Strategy from November 2018 through February 2022. Prior to joining us, Mr. Inukonda served as Head of Finance for Uber Eats from November 2015 to November 2018. From September 2014 to October 2015, Mr. Inukonda was with Accel-KKR, a technology-focused private equity firm, where he served as Vice President. Before that, Mr. Inukonda served as Vice President at Battery Ventures and was at Goldman Sachs in their investment banking division. Mr. Inukonda holds a B.E. in Chemical Engineering from the Birla Institute of Technology and Science, Pilani, an M.S. in Computer Science from Clemson University, and an M.B.A. from the MIT Sloan School of Management.
Keith Yandell. Mr. Yandell has served as our Chief Business Officer since January 2022. He previously served as our Chief Business and Legal Officer and Secretary from October 2018 through December 2021 and as our General Counsel from April 2016 through October 2018, becoming our Secretary in May 2016. Prior to joining us, Mr. Yandell was with Uber Technologies, Inc., where he served as Director of Litigation from January 2016 to April 2016 and as Senior Counsel, Litigation from February 2015 to December 2015. From July 2010 to January 2015, Mr. Yandell was an attorney and partner with the law firm of Allen Matkins Leck Gamble Mallory & Natsis LLP. Mr. Yandell holds a B.A. in Political Science and American Studies from the University of California, Davis and a J.D. from the University of California, Los Angeles.
Tia Sherringham. Ms. Sherringham has served as our General Counsel and Secretary since January 2022. She previously served as our VP, Head of Legal from August 2018 through December 2021 and as our Assistant General Counsel from January 2017 through July 2018. Prior to joining us, Ms. Sherringham was with Instacart, a technology company, where she served as Commercial and Product Counsel from January 2016 to January 2017. From November 2010 to July 2015, Ms. Sherringham was an Associate with the law firm of Keker, Van Nest & Peters LLP. Ms. Sherringham holds a B.A. in History from Columbia University and a J.D. from the University of California, Berkeley.

DoorDash, Inc.	32	2026 Proxy Statement

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) includes a detailed discussion of compensation for the following executive officers during the fiscal year ended December 31, 2025, which we refer to as our named executive officers:

Name	Position

Tony Xu	Chief Executive Officer (“CEO”)
Ravi Inukonda	Chief Financial Officer (“CFO”)
Prabir Adarkar	Chief Operating Officer (“COO”) and President
Keith Yandell	Chief Business Officer
Tia Sherringham	General Counsel and Secretary
Executive Summary
Our executive compensation program is designed to attract, retain, and motivate our leadership team to fulfill our mission and execute on the unique opportunity we have to build products and services that transform local businesses and enrich the communities in which they operate. We believe that our approach to executive compensation is aligned with that of stockholder and broader stakeholder interests, as the majority of compensation for our executive officers is delivered in equity and, in the case of our CEO, the majority is based on rigorous goals that if achieved would also represent significant returns for our stockholders.
2025 Financial & Operational Highlights
In 2025, we achieved several significant financial and operational results:

Total Orders: Grew 23% year-over-year to 3.2 billion in 2025.
Marketplace Gross Order Volume (“GOV”): Grew 27% year-over-year to $102.0 billion.*
Revenue: Grew 28% year-over-year to $13.7 billion.
GAAP Net Income: Our second consecutive year with positive GAAP net income, with $935 million of GAAP net income attributable to DoorDash, Inc. common stockholders.
Adjusted EBITDA: Improved to $2.8 billion in 2025, compared to $1.9 billion in 2024.*
Free Cash Flow: Our strong free cash flow held steady in 2025 with $1.8 billion compared to the same amount in 2024.*
DashPass: Finished 2025 with over 35 million members of our DashPass, Wolt+, and Deliveroo Plus programs.**
Monthly Active Users: In December 2025, over 56 million monthly active users utilized our Marketplaces to discover, engage with, and purchase goods from merchants in their community.***
*Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 18, 2026, for a more detailed discussion of our fiscal year 2025 financial results

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and, beginning on page 60 of that Annual Report on Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.
**Based on the number of paid, trial, and partnership member accounts for the relevant membership programs, measured as of December 31, 2025.
***Based on the number of individual consumer accounts that have completed an order on the DoorDash Marketplace, Wolt Marketplace, and Deliveroo Marketplace (our "Marketplaces") in the past month, measured as of December 31, 2025.
2025 Executive Compensation Highlights
Our executive compensation program is designed to be consistent with our executive compensation philosophy, which is summarized below. Key highlights of our program for 2025 include:
•No Changes to Base Pay. Our compensation philosophy is oriented towards long-term awards that only deliver value above target when our stock price increases. We have intentionally set the base salaries of our named executive officers below those of our compensation peer group in order to maximize the percentage of pay delivered in the form of equity. In 2025, we made no changes to the base salaries of our named executive officers.
•Provided competitive, long-term equity awards. In 2025, we provided equity awards to our named executive officers (with the exception of Mr. Xu) that were market competitive and reflected the performance of each named executive officer during the prior year as well as factors such as their future potential, the size and scope of their role, and the size of their unvested holdings.
•No Additional Equity Awards to our CEO. Consistent with our intentions in granting him a significant performance-based equity grant in 2020 (the “2020 CEO Performance Award”) that vests only if we achieve stretch stock price goals over a seven-year performance period, Mr. Xu did not receive any additional equity awards in 2025. In 2025, the first and second tranches of the 2020 CEO Performance Award, representing 518,950 shares each, vested upon achievement of the first and second stock price targets of $187.60 and $226.80 per share, respectively, measured over a consecutive 180-day period prior to achievement. Additional details of this award can be found under the section titled “—Elements of Executive Pay and 2025 Compensation—Long-Term Incentive—2020 CEO Performance Award Update.”
Say-on-Pay Results
At our 2025 annual meeting of stockholders, we conducted our “say-on-pay” vote. Over 95% of the shares represented and entitled to vote on this proposal (excluding broker non-votes) voted to approve, on an advisory basis, the compensation of our named executive officers at last year’s annual meeting. We value the opinions of our stockholders and we aim to be responsive by understanding and addressing their concerns and observations. Our compensation committee considers the result of the say-on-pay vote in determining named executive officer compensation. Based on the support for our executive compensation philosophy, program, and practices demonstrated by the result of last year’s say-on-pay vote, among other factors, our compensation committee determined to continue the implementation of our compensation philosophy and further emphasize our commitment to align the interests of our named executive officers with those of our stockholders. As a result, we did not make any significant changes to our executive compensation program in 2025.
At-Risk Pay
Compensation for our named executive officers is intended to be competitive with our compensation peer group and reward executives when performance is strong and value is created for our stockholders. Our named executive officers (other than our CEO) received an average of 96% of their pay (excluding All Other Compensation amounts) in the form of at-risk RSUs in 2025, which creates meaningful alignment between our executives and our stockholders. Our CEO received $300,000 in salary, no bonus, and no equity awards in 2025.

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Our Compensation Philosophy
Our executive compensation philosophy is shaped by our strong belief that competitiveness, retention of top talent, strong performance orientation, and an ownership mentality across employees are key drivers of our success and long-term value creation for our stakeholders. The objective of our executive compensation program is to attract, retain, and incentivize highly talented individuals that embody our mission to grow and empower local economies. We do this by designing programs to tie executive compensation to individual performance, overall Company performance, and the interests of our stakeholders, particularly through focusing our program primarily on the long-term elements of total compensation.
We use the following principles to accomplish our philosophy:
•Competitiveness: We operate in a highly competitive talent market, with many of our executives based in the San Francisco Bay area, and our pay programs are designed to be competitive to attract and retain a highly talented executive team that supports our trajectory.
•Management Retention: We believe that retaining high performing executive talent is a key driver of long-term value creation. Our executive compensation programs are designed to retain our executives through equity awards that vest over multiple years and provide executives the opportunity to earn above-target compensation through the achievement of business objectives that help drive increases to our stock price and benefit stockholders.
•Strong Performance Orientation: We have a high standard for Company and individual performance. The compensation committee considers individual performance, future potential, the size and scope of each individual’s role, and the size of the individual’s unvested equity holdings for each of our executive officers. The compensation committee also considers internal pay equity, competitive market data from peer companies, and Company performance against strategic goals when determining executive officer compensation. We believe that this approach balances Company performance outcomes with our philosophy to provide awards that are forward looking to incentivize long-term thinking.
•Ownership Mentality: We want our executives to think and act like owners and focusing on long-term value creation for the Company. We heavily weigh our total pay package towards equity so that our executive team is committed to their ownership and long-term success of the Company. Our high percentage of at-risk pay also means that our executives earn below target compensation when our stock price declines.

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Our Commitment to Best Practices
Our compensation philosophy is strengthened through strong compensation governance practices:

What We Do

✓	Maintain 100% independence among our compensation committee members
✓	Retain an independent compensation advisor who advises the compensation committee and provides no other services to the Company
✓	Align a significant portion of compensation for named executive officers to at-risk pay, and the value realized by our executives is based on our stock price performance over a multi-year period
✓	Conduct an annual review of named executive officer compensation and competitive market data
✓	Conduct an annual review of our compensation peer group for relevance
✓	Include double-trigger change in control arrangements
✓	Maintain a clawback policy to promote executive accountability
✓	Assess the risk-reward balance of our compensation programs to mitigate undue risks
✓
Limit other forms of compensation to benefits generally available to all employees or those relating to security expenses that we believe are reasonable, appropriate, and necessary to keep named executive officers safe

What We Don't Do

✗	No pension plans or supplemental retirement plans for named executive officers
✗	No hedging or pledging of our stock by directors or employees
✗	No excessive perquisites
✗	No excise tax gross-ups upon a change in control
✗	No guaranteed bonuses or other forms of incentive compensation

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Our Compensation-Setting Process
Our compensation process is collaborative and involves the review and input of both internal and external stakeholders. Our compensation committee, its independent advisor, Semler Brossy, other independent board members, our management team (except with respect to their own compensation) and our CEO (except with respect to his own compensation) each provides valuable input and perspectives that are used to make executive compensation decisions. We believe this approach allows us to leverage the diverse experience and expertise of these groups for setting compensation levels, identifying metrics to use, and determining how value should be delivered to executive officers when performance expectations are met or exceeded.
Setting compensation each year for our executives generally includes the following steps:

January to April		May to September		October to December

Setting Current Year Pay	à	Evaluating our Practices	à	Reviewing our Program

•Each year, our CEO makes recommendations to the compensation committee for salary levels and equity grants for the then-current year for each named executive officer (except with respect to his own compensation). Our compensation committee considers the recommendations against its own set of review factors and, based on this review, provides feedback on salary levels and equity grants.
•After incorporating compensation committee feedback, our CEO presents final recommendations to the compensation committee which are then reviewed, adjusted as necessary based on additional compensation committee feedback, and approved by the compensation committee.

•Throughout the year, we review changes in our business, market conditions, and the scope of both our executive officers’ roles and all other members of our broader management team. If a member of our management team is promoted to an executive officer level role during the year, we will review compensation for that person in connection with his or her promotion.
•In the second half of each year we, in consultation with Semler Brossy, engage in a rigorous selection of comparable peers to inform compensation levels and program design. We endeavor to select companies we compete against for executive talent that are similar in size, scope, complexity, business performance and that are known to have strong talent.

•We review our broader compensation philosophy and appropriateness of the incentive plans to assess their competitiveness with the market and alignment with our long-term strategy.
•We discuss with the compensation committee any changes we plan to make for the upcoming year as appropriate.

Overview of Factors Considered in Setting Executive Compensation
PEER GROUP AND COMPETITIVE POSITIONING
The compensation committee assesses the competitiveness of each element of the executive officers’ total direct compensation against the compensation peer group, as discussed below, and also takes into account broader market data. This assessment is one of several factors that our compensation committee considers when it sets pay levels for our executive officers.
While we do not establish compensation levels solely based on a review of competitive data, we believe market data is a helpful reference to assess the competitiveness and appropriateness of our executive compensation program and our goals of attracting and retaining qualified executive officers. When making its compensation decisions, our compensation committee applies its own business judgment and experience and also considers a number of other factors, including, but not limited to: Company performance; each executive’s impact and criticality to our strategy and mission; relative scope of responsibility and potential; individual performance and demonstrated leadership; and internal pay equity considerations.

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2025 PEER GROUP
In July 2024, the compensation committee, with the assistance of Semler Brossy, reviewed our compensation peer group to consider whether any adjustments were appropriate prior to setting compensation for 2025. Following this review, we removed Chewy, Inc. due to its smaller scale and slower revenue and market capitalization growth. Our executive compensation peer group used for setting 2025 compensation comprised the following companies:

Airbnb, Inc.	Maplebear Inc. (d/b/a Instacart)	Spotify Technology S.A.
Block, Inc.	PayPal Holdings, Inc.	Stripe, Inc.
Bookings.com B.V.	Pinterest, Inc.	Toast, Inc.
Coinbase Global, Inc.	Roblox Corp.	Uber Technologies, Inc.
eBay Inc.	Shopify Inc.
Expedia Group, Inc.	Snap Inc.
2026 PEER GROUP
In July 2025, we reviewed our compensation peer group and approved the removal of eBay Inc., Expedia Group, Inc., Maplebear Inc. (d/b/a Instacart), Pinterest, Inc., Snap Inc., and Toast, Inc. based on their relative scale and revenue and market capitalization growth. In their place, we added Coupang, Inc., Netflix and Intuit to better align the peer group with the Company’s size and business profile. This revised executive compensation peer group was used for setting 2026 compensation.
HOW WE DETERMINE EXECUTIVE COMPENSATION

Key Decision Makers	Primary Roles and Responsibilities

People & Compensation Committee
•Review, approve, and determine, or make recommendations to our board of directors regarding, the compensation of our management team, including our CEO and other named executive officers;
•Administer our equity compensation plans;
•Review, approve, and administer incentive compensation plans;
•Establish and review general policies and plans relating to compensation and benefits of our employees, and be responsible for our overall compensation philosophy;
•Review and approve the CD&A for inclusion in the Company’s proxy statement;
•Review and approve peer groups used for setting compensation and evaluating best practices;
•Review and make recommendations regarding non-employee director compensation to our full board of directors;
•Evaluate the performance, or assist the board of directors in the evaluation of the performance, of our management team, including our CEO and other named executive officers;
•Periodically review and discuss with our board of directors the corporate succession and development plans for executive officers and certain key employees;
•Review potential risks created by our compensation programs and whether these risks should be addressed and or disclosed;
•Periodically review our strategies, programs, and policies that shape our human capital; and
•Evaluate the independence and performance of the independent compensation consultant.

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Key Decision Makers	Primary Roles and Responsibilities

Management
Our CEO:
•Review the amount and structure of pay components for members of our management team other than himself (salary and long-term incentives);
•Consider market data and internal corporate data to determine executive officer pay recommendations for the compensation committee; and
•Evaluate the performance of our management team, including our named executive officers (other than himself), and review their performance with the compensation committee when making recommendations to the compensation committee.
Our Human Resources, Finance and Legal teams:
•Support the compensation committee by providing data on market pay practices, internal labor force considerations, as well as internal employee sentiment and engagement;
•Support the CEO with information on corporate and individual performance for named executive officers and provide recommendations on other compensation matters; and
•Present information and provide clarity on market data, but refrain from participating in discussions or final decisions on their own pay.

Compensation Consultant
•Attend meetings at the request of the compensation committee, meet with the compensation committee in executive session without management, and communicate with compensation committee regarding compensation trends, emerging issues, regulatory developments, and other matters;
•Provide advice relating to:
•Competitiveness of key executives’ compensation;
•Independent board member compensation;
•Annual and long-term incentive plans, including degree to which incentive plans support business strategies and balance risk-taking with potential reward;
•Peer group development and updates;
•Peer group pay comparisons;
•Changes to named executive officers’ compensation levels;
•Design of other compensation and benefits programs;
•Compensation-related governance items;
•Preparation of public filings related to executive compensation, including CD&A and accompanying tables and footnotes; and
•Does not provide any services to us other than the services provided to the compensation committee and our board of directors.

Consultant Independence
The compensation committee assessed the independence of Semler Brossy taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable listing standards of Nasdaq, and concluded that there are no conflicts of interest regarding the work that Semler Brossy performs for the compensation committee and that Semler Brossy satisfies the Nasdaq independence standards.

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Elements of Executive Pay and 2025 Compensation
Consistent with our compensation philosophy, our 2025 executive compensation program consisted primarily of base salary and long-term equity compensation in the form of RSUs. Through this program, we maintained our primary focus on the long-term elements of total direct compensation, as reflected in our continued positioning of base salary below market levels and our decision to continue our practice of not providing cash bonuses or other short-term incentives to named executive officers. We also provide certain other benefits, as described under the heading “Benefits” below.
BASE SALARY
We use base salary to provide a fixed amount of compensation for our named executive officers in exchange for their services. We position base salary for our named executive officers below market levels, emphasizing instead at-risk equity compensation as the primary vehicle for delivering compensation to our named executive officers. In 2025, our CEO’s annual base salary remained at $300,000 and our other named executive officers’ annual base salaries remained at $350,000. In consultation with Semler Brossy, we intentionally kept the base salaries of our named executive officers below those of our compensation peer group in order to maximize the share of pay that we can deliver in the form of long-term equity.

Executive	FY25 Salary ($)

Tony Xu Chief Executive Officer	300,000
Ravi Inukonda Chief Financial Officer	350,000
Prabir Adarkar Chief Operating Officer and President	350,000
Keith Yandell Chief Business Officer	350,000
Tia Sherringham General Counsel and Secretary	350,000
CASH BONUS
Since 2021, we have not provided a cash bonus or other short-term incentive compensation to our named executive officers.
LONG-TERM INCENTIVE
Our equity award program is the primary vehicle used to differentiate compensation among our named executive officers. We grant equity awards in the form of RSUs that are settled in shares of our Class A common stock upon vesting. We believe that these equity awards align the interests of our named executive officers with our stockholders, provide our named executive officers with incentives linked to long-term performance, and foster an ownership mentality. These equity awards generally vest quarterly over four years. This long-term vesting feature supports our belief in management longevity because it creates retentive hold.
Generally, we intend to grant annual equity awards that are sized to be competitive, and reflect the named executive officer’s performance, as well as factors such as future potential, size and scope of their role, and size of their unvested holdings. Our compensation committee exercises its judgment and discretion, in consultation with our CEO and our independent compensation consultant, to review, provide feedback, and then approve equity grants made to our named executive officers.

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In April 2025, after a review of Company performance and other factors described above, and in consultation with our CEO, the compensation committee approved RSU grants for each of our named executive officers (with the exception of our CEO - see “—2020 CEO Performance Award Update” section below). The grant date “fair value” of these RSU awards, which were granted in May 2025, were as follows:

Executive	RSU Award Value(1) ($)

Ravi Inukonda Chief Financial Officer	13,222,249
Prabir Adarkar Chief Operating Officer and President	15,256,568
Keith Yandell Chief Business Officer	4,068,271
Tia Sherringham General Counsel and Secretary	6,611,124
1.The number of RSUs underlying each award was calculated based on the average closing price of a share of our Class A common stock for the market trading days that occurred in April 2025. The awards have a vesting commencement date of February 20, 2025 and vest over 16 quarters, subject to the executive’s continued role as a service provider to us.
2020 CEO Performance Award Update
In November 2020, our board of directors, in consultation with Semler Brossy, granted an RSU award to Mr. Xu covering 10,379,000 shares of our Class A common stock, which we refer to below as the 2020 CEO Performance Award. This award reflected a determination by our compensation committee (based on an in-depth review) that it would be in the best interests of our stockholders and other stakeholders that we establish a performance-based equity award with vesting terms that are designed to incentivize Mr. Xu to execute on our long-term strategic objectives and build stockholder value. To achieve this alignment, the 2020 CEO Performance Award was designed around the following principles:
•Incentivize creating long-term growth: The 2020 CEO Performance Award is only eligible to vest based on our long-term stock price performance. The performance period began on June 9, 2022, which was one and one-half years following the grant date, and ends on the seventh anniversary of the grant date, which is November 23, 2027. Furthermore, Mr. Xu must hold any after-tax shares that are issued to him pursuant to the award for at least two years following the date the portion of the award vests.
•Require sustained performance for vesting: The 2020 CEO Performance Award is divided into nine tranches that are eligible to vest based on the achievement of stock price goals measured using an average of our stock price over a consecutive 180-day period during the performance period.
•Require stretch performance: No additional tranches of the 2020 CEO Performance Award will vest unless our stock price (as measured based on the formula described in the previous bullet) is $265.80 per share, and the 2020 CEO Performance Award will vest in full only if our stock price is $501.00 per share (as measured based on the formula described in the previous bullet). These amounts reflect increases in share price of 261% and almost 500% from our initial public offering price of $102.00 per share, respectively.
In 2025, two tranches, each covering 518,950 RSUs, vested after achievement of the first two rigorous stock price targets. In order for the first two tranches to vest, our average share price over a consecutive 180-day period exceeded the respective target for each of the tranches ($187.60 and $226.80 per share, respectively). Subject to limited exceptions set forth in the agreement governing the 2020 CEO Performance Award, Mr. Xu must hold these shares for a minimum of two-years after each respective vesting date, which further aligns his long-term interest with that of our stockholders.

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There are 7 tranches that remain subject to vest dependent on the achievement of the applicable stock price hurdle. The remaining tranches constitute either 10% or 15% of the total 2020 CEO Performance Award. Each tranche of the 2020 CEO Performance Award, including the current achievement status thereof, is detailed in the table below:

Tranche	Company Stock Price Target ($)	Number of RSUs Eligible to Vest (#)	% of 2020 CEO Performance Award Eligible to Vest	Tranche Achieved

1	187.60	518,950	5%	✓
2	226.80	518,950	5%	✓
3	265.80	1,037,900	10%
4	305.00	1,037,900	10%
5	344.00	1,037,900	10%
6	383.00	1,556,850	15%
7	422.20	1,556,850	15%
8	461.20	1,556,850	15%
9	501.00	1,556,850	15%
BENEFITS
Our named executive officers are eligible to participate in the same benefits programs offered to all employees. Perquisites or other personal benefits are not a significant component of our executive compensation program, and are limited to the following categories.
Meal Benefit Gross-Up
In 2025, each of our named executive officers received a gross-up for taxable income incurred through participating in the Company’s meal benefit provided to all office-based employees. All US-based employees, including the named executive officers, were eligible to receive this tax gross-up in 2025.
Personal Security Services
In 2025, we provided certain personal security services to our named executive officers that we believed were reasonable, appropriate, and necessary to ensure they were able to carry out their roles safely. These security services included physical and online security as well as certain security assessments. We believe these services are important to the operation of our business and do not consider them to be personal benefits to our named executive officers. However, to ensure we comply with SEC disclosure rules, we have reported the aggregate incremental costs of these measures in the “All Other Compensation” column of our Summary Compensation Table. The costs for personal security for certain of our named executive officers were higher in 2025 compared to 2024 primarily as a result of increased security measures in support of business travel and a rise in the cost of security services.
In addition to the personal security services provided in 2025, each of our named executive officers other than Mr. Xu was provided a tax gross-up to cover the incremental taxable income associated with such services. For Mr. Xu, we conducted an independent third-party security study to determine the appropriateness of his security program in 2025. Accordingly, we do not consider the provision of Mr. Xu’s 2025 security program to be taxable compensation in accordance with Internal Revenue Code Section 132 and other applicable tax rules. We currently expect to complete additional independent third-party security studies for our other named executive officers in connection with their respective security arrangements for 2026. To the extent such studies reflect the appropriateness of our provision of future security services and support a finding that the costs related thereto are not taxable compensation to our named executive officers, tax gross-ups relating to such future security services would not be necessary.

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The compensation committee periodically reviews the nature and cost of security measures that may be provided on an ad hoc and/or ongoing basis to our named executive officers and will continue to adapt our security program in a manner that it believes is reasonable, appropriate, and necessary to continue to promote the safety of our executive officers.
Other Compensation Information
EMPLOYMENT ARRANGEMENTS
Each of our named executive officers entered into a written employment letter with us. The employment letters do not have a specific term and provide that employment is at-will. The current base salary of each named executive officer can be found under the heading “Elements of Executive Pay and 2025 Compensation—Base Salary” above.
POST-EMPLOYMENT COMPENSATION
We maintain an Executive Change in Control and Severance Plan (“Executive Severance Plan”), pursuant to which our executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was developed with input from our compensation consultant regarding severance practices at comparable companies, and is designed to serve our retention objectives by providing protection to our executives and other key employees so they can maintain continued focus and dedication to their responsibilities to maximize stockholder value, including during potentially uncertain periods. We believe the benefits provided pursuant to the Executive Severance Plan are consistent with the benefits offered by companies with whom we compete for talent, and accordingly allow us to attract and retain the highest level of talented and experienced executive officers. The Executive Severance Plan is generally intended to be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement, except as specifically provided under that employee’s participation agreement under the Executive Severance Plan.
Our board of directors has designated each of our named executive officers as a participant under our Executive Severance Plan, eligible for the rights to the applicable payments and benefits described in the section titled “Potential Payments Upon Termination or Change in Control” below.
Deductibility of Executive Compensation. Generally, Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to our chief executive officer and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the Code to $1 million per individual per year, except to the extent provided in limited transition relief. In approving the amount and form of compensation for our named executive officers, we generally consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. We may, in our judgment, authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain or motivate executive talent.
Taxation of Parachute Payments and Deferred Compensation. We do not provide, and have no obligation to provide, any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.
Accounting for Stock-Based Compensation. We follow ASC 718 for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase our equity securities and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

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Insider Trading Policy. We have adopted an Insider Trading Policy governing the purchase, sale, and/or other disposition of our securities by, among others, our named executive officers. For information regarding our Insider Trading Policy, please refer to the section titled “Board of Directors and Corporate Governance—Insider Trading Policies and Procedures.”
Hedging and Pledging Policies. Our Insider Trading Policy prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our named executive officers are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.
Clawback Policy. We adopted a revised clawback policy in 2023 pursuant to Rule 10D-1 of the Exchange Act. Under our clawback policy, our compensation committee, the independent members of the board of directors, or another committee of the board of directors made up of independent members of the board of directors must determine the amount of Excess Compensation (as defined in the clawback policy), if any, that must be recovered in the event the Company is required to prepare an accounting restatement as a result of material non-compliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The clawback policy is enforceable against each individual who is or was designated as an “officer” by our board of directors in accordance with Exchange Act Rule 16A-1(f) and applies to certain Incentive-Based Compensation (as defined in the clawback policy) that is received by any such officer on or after the effective date of the policy during the three completed fiscal years immediately preceding the accounting restatement.
Equity Award Grant Policy. We maintain an equity award grant policy that provides that the terms of equity awards are determined by our board, compensation committee, or, with respect to employees other than our executive officers and certain other employees, our equity grant committee, which consists of our Chief Executive Officer and Chief Financial Officer. We do not have a policy or practice to time equity grants based on the release of material non-public information. We generally determine the number of shares subject to an equity award that is initially referenced by a dollar value by dividing that value by the average fair market value of a share of our Class A common stock for the market trading days that occur in the completed calendar month immediately prior to the calendar month in which the award is granted. Further, equity awards are typically approved no later than the 15th of a month with the grants becoming effective on the 20th day of the month following approval. For awards granted to our named executive officers in 2025, our compensation committee approved the award on April 29, 2025 with a grant date of May 9, 2025. The number of shares associated with that grant was determined consistent with the calculation set forth in our equity award grant policy.
Policies on the Timing of Option Awards. Item 402(x) of Regulation S-K under the Exchange Act requires us to discuss our policies and practices on the timing of awards of options in relation to the disclosure by us of material non-public information. We do not grant stock options or similar awards and have not granted any such awards to our executive officers since 2018. Accordingly, we do not consider the release of material non-public information in relation to the grant of such awards and do not time such release for the purpose of affecting the value of executive compensation.
Risk Assessment. Each year, our compensation committee, in consultation with Semler Brossy, reviews the Company’s compensation plans, policies, and practices to identify potential material adverse risks to the Company. Included in the review are all bonus and commission plans and equity plans. In 2025, our compensation committee did not find any plans, policies, or practices reasonably likely to have a material adverse effect on the Company that needed to be disclosed or addressed.

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REPORT OF THE COMPENSATION COMMITTEE
The people & compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the people & compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and DoorDash's Annual Report on Form 10-K for the year ended December 31, 2025.
People & Compensation Committee
Alfred Lin (Chair)
Jeffrey Blackburn
Ashley Still
This Report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, (i) will not be deemed to be part of, or incorporated by reference into, any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in such filing incorporating this proxy statement by reference, except to the extent that we specifically incorporate this information by reference, and (ii) will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2025

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	All Other Compensation ($)		Total ($)

Tony Xu Chief Executive Officer	2025	300,000	—	131,864	⁽²⁾	431,864
	2024	300,000	—	18,518		318,518
	2023	300,000	—	16,275		316,275
Ravi Inukonda Chief Financial Officer	2025	350,000	13,222,249	23,520	⁽³⁾	13,595,769
	2024	350,000	9,241,281	74,181		9,665,461
	2023	345,343	12,259,116	6,667		12,611,126
Prabir Adarkar Chief Operating Officer and President	2025	350,000	15,256,568	107,729	⁽⁴⁾	15,714,297
	2024	350,000	13,201,829	61,779		13,613,609
	2023	350,000	15,528,185	4,348		15,882,533
Keith Yandell Chief Business Officer	2025	350,000	4,068,271	97,579	⁽⁵⁾	4,515,850
	2024	350,000	3,520,409	33,579		3,903,988
	2023	350,000	4,494,934	6,625		4,851,559
Tia Sherringham General Counsel and Secretary	2025	350,000	6,611,124	16,536	⁽⁶⁾	6,977,661
	2024	350,000	4,840,592	158,420		5,349,012
	2023	350,000	9,602,978	26,607		9,979,585
1.The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the named executive officer, calculated in accordance with ASC 718. These amounts do not reflect the actual economic value that may be realized by the named executive officer.
2.The amount reported includes $125,722 of payments made on behalf of Mr. Xu for costs related to certain personal security assessments and services provided by outside security consultants with respect to Mr. Xu. The amount reported also includes tax gross-ups received by Mr. Xu in the amount of $142 relating to taxable income incurred through participating in the Company's meal benefit provided to all office-based employees. All office-based DoorDash employees who participate in the meal benefit receive a tax gross-up. The amount reported also includes matching contributions made on Mr. Xu's behalf under our 401(k) plan.
3.The amount reported includes payments made on behalf of Mr. Inukonda for certain personal security assessments and services provided by outside security consultants with respect to Mr. Inukonda. The amount reported also includes tax gross-ups received by Mr. Inukonda in the amounts of (i) $95 relating to taxable income incurred through participating in the Company's meal benefit provided to all office-based employees and (ii) $7,745 relating to taxable income incurred due to the provision of the aforementioned security services to Mr. Inukonda. All office-based DoorDash employees who participate in the meal benefit receive a tax gross-up. The amount reported also includes matching contributions made on Mr. Inukonda's behalf under our 401(k) plan.
4.The amount reported includes $53,217 of payments made on behalf of Mr. Adarkar for certain personal security assessments and services provided by outside security consultants with respect to Mr. Adarkar. The amount reported also includes tax gross-ups received by Mr. Adarkar in the amounts of (i) $35 relating to taxable income incurred through participating in the Company's meal benefit provided to all office-based employees and (ii) $47,477 relating to taxable income incurred due to the provision of the aforementioned security services to Mr. Adarkar. All office-based DoorDash employees who participate in the meal benefit receive a tax gross-up. The amount reported also includes matching contributions made on Mr. Adarkar's behalf under our 401(k) plan.
5.The amount reported includes $47,826 of payments made on behalf of Mr. Yandell for certain personal security assessments and services provided by outside security consultants with respect to Mr. Yandell. The amount reported also includes tax gross-ups received by Mr. Yandell in the amounts of (i) $85 relating to taxable income incurred through participating in the Company's meal benefit provided to all office-based employees and (ii) $42,668 relating to taxable income incurred due to the provision of the aforementioned security services to Mr. Yandell. All office-based DoorDash employees who participate in the meal benefit receive a tax gross-up. The amount reported also includes matching contributions made on Mr. Yandell's behalf under our 401(k) plan.
6.The amount reported includes payments made on behalf of Ms. Sherringham for costs related to certain personal security assessments and services provided by outside security consultants with respect to Ms. Sherringham. The amount reported also includes tax gross-ups received by Ms. Sherringham in the amounts of (i) $76 relating to taxable income incurred through participating in the Company's meal benefit provided to all office-based employees and (ii) $4,461 relating to taxable income incurred due to the provision of the aforementioned security services to Ms. Sherringham. All office-based DoorDash employees who participate in the meal benefit receive a tax gross-up. The amount reported also includes matching contributions made on Ms. Sherringham's behalf under our 401(k) plan.

DoorDash, Inc.	46	2026 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2025
The following table shows all plan-based awards granted to our named executive officers during fiscal year 2025:

Name	Grant Date		Date of Board Action	All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock Awards(1) ($)

Tony Xu	—		—	—	—
Ravi Inukonda	5/9/2025	⁽²⁾	4/29/2025	72,048	13,222,249
Prabir Adarkar	5/9/2025	⁽²⁾	4/29/2025	83,133	15,256,568
Keith Yandell	5/9/2025	⁽²⁾	4/29/2025	22,168	4,068,271
Tia Sherringham	5/9/2025	⁽²⁾	4/29/2025	36,024	6,611,124
1.The amounts reported represent the aggregate grant-date fair value of the RSUs awarded to the named executive officer, calculated in accordance with ASC 718. These amounts do not reflect the actual economic value that may be realized by the named executive officer.
2.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on May 20, 2025, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to the individual's continued role as a service provider to us.

DoorDash, Inc.	47	2026 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2025 YEAR-END
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested(1) (#)		Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Tony Xu	10/10/2018	1,200,806	⁽³⁾	—	7.16	10/9/2028	—		—	—		—
	11/23/2020	—		—	—	—	—		—	9,341,100	⁽⁴⁾	2,115,572,328
Ravi Inukonda	12/18/2018	12,200	⁽³⁾	—	7.66	12/17/2028	—		—	—		—
	4/20/2022	—		—	—	—	34,896	⁽⁵⁾	7,903,246	—		—
	4/20/2023	—		—	—	—	64,322	⁽⁶⁾	14,567,647	—		—
	5/6/2024	—		—	—	—	44,207	⁽⁷⁾	10,012,001	—		—
	5/9/2025	—		—	—	—	58,539	⁽⁸⁾	13,257,913	—		—
Prabir Adarkar	10/10/2018	98,550	⁽³⁾	—	7.16	10/9/2028	—		—	—		—
	4/20/2022	—		—	—	—	6,232	⁽⁹⁾	1,411,423	—		—
	4/20/2023	—		—	—	—	60,034	⁽⁶⁾	13,596,500	—		—
	5/6/2024	—		—	—	—	63,152	⁽⁷⁾	14,302,665	—		—
	5/9/2025	—		—	—	—	67,546	⁽⁸⁾	15,297,818	—		—

DoorDash, Inc.	48	2026 Proxy Statement

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested(1) (#)		Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Keith Yandell	4/20/2022	—		—	—	—	3,116	⁽⁹⁾	705,712	—	—
	4/20/2023	—		—	—	—	12,865	⁽⁶⁾	2,913,665	—	—
	5/6/2024	—		—	—	—	16,841	⁽⁷⁾	3,814,150	—	—
	5/9/2025	—		—	—	—	18,011	⁽⁸⁾	4,079,131	—	—
Tia Sherringham	10/10/2018	1,250	⁽³⁾	—	7.16	10/9/2028	—		—	—	—
	4/20/2022	—		—	—	—	4,362	⁽⁹⁾	987,906	—	—
	4/20/2022	—		—	—	—	1,745	⁽¹⁰⁾	395,208	—	—
	4/20/2023	—		—	—	—	34,305	⁽⁶⁾	7,769,396	—	—
	5/6/2024	—		—	—	—	23,156	⁽⁷⁾	5,244,371	—	—
	5/9/2025	—		—	—	—	29,269	⁽⁸⁾	6,628,843	—	—
1.Certain of these unvested RSUs are subject to vesting acceleration under certain circumstances as described under “—Potential Payments upon Termination or Change in Control.”
2.Market value of shares is calculated based on the closing price of our Class A common stock on December 31, 2025, which was $226.48 per share.
3.The shares of our Class A common stock underlying this option are fully vested and immediately exercisable.
4.This award represents RSUs granted to Mr. Xu under the 2020 CEO Performance Award. The shares of our Class A common stock underlying the RSUs vest over a period of seven years upon achievement of both time and stock price-based vesting conditions. For more information on the 2020 CEO Performance Award, see the section titled "Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Pay and 2025 Compensation—Long-Term Incentive—2020 CEO Performance Award Update."
5.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on February 20, 2023, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to the individual's continued role as a service provider to us.
6.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on May 20, 2023, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to the individual's continued role as a service provider to us.
7.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on May 20, 2024, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to the individual's continued role as a service provider to us.
8.This RSU vested as to 1/16th of the shares of our Class A common stock underlying the RSU on May 20, 2025, with 1/16th of the total shares of our Class A common stock vesting quarterly thereafter, subject to the individual's continued role as a service provider to us.
9.This RSU vested as to 1/4th of the shares of our Class A common stock underlying the RSU on February 20, 2023, with the remaining vesting in 12 equal quarterly installments thereafter, subject to the individual's continued role as a service provider to us.
10.During the first, second, third, and fourth years of vesting, 40%, 30%, 20%, and 10%, respectively, of the total shares of our Class A common stock underlying this RSU vested or will vest, as applicable, in quarterly installments, subject to the individual's continued role as a service provider to us. The first quarterly vest date was May 20, 2022.

DoorDash, Inc.	49	2026 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN 2025
The following table sets forth, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal year 2025 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Tony Xu	551,678	122,921,945	1,037,900	220,010,565
Ravi Inukonda	9,600	2,048,728	120,070	26,011,346
Prabir Adarkar	360,000	76,737,709	129,225	27,956,391
Keith Yandell	—	—	41,153	8,893,046
Tia Sherringham	—	—	77,410	16,740,827
1.Reflects the difference between the fair market value of our Class A common stock on the date of exercise and the strike price of the stock options exercised.
2.Other than with respect to Mr. Xu's 2020 CEO Performance Award, the value realized on vesting is computed by multiplying the number of shares acquired on vesting by the market value of our Class A common stock at vesting, which we consider to be the closing price of such stock on the trading day immediately preceding the applicable vesting date. During the fiscal year 2025, the first and second tranches of Mr. Xu's 2020 CEO Performance Award, representing 518,950 shares each, vested upon achievement of the applicable stock price targets. The value realized on the vesting of such tranches is computed by multiplying the number of shares acquired on vesting by the fair value of such shares at vesting, which we consider to be the closing price of such stock on the applicable vesting date or, if the applicable vesting date is not a trading day, the last trading day prior to the applicable vesting date, discounted for lack of marketability in accordance with ASC 718 due to the 2020 CEO Performance Award's post-vest holding requirement. Excluding the discount applied for lack of marketability, the aggregate value realized on vesting of the first two tranches of Mr. Xu’s 2020 CEO Performance Award was $252,256,406. In accordance with the terms of the 2020 CEO Performance Award, the settlements of the first and second tranches occurred on the first Company Vesting Date (as defined in the agreement governing the 2020 CEO Performance Award) following each tranche’s applicable vesting date.

DoorDash, Inc.	50	2026 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our Executive Severance Plan is designed to serve our retention objectives by providing protection to our executives and other key employees so they can maintain continued focus and dedication to their responsibilities to maximize stockholder value, including during potentially uncertain periods. The Executive Severance Plan generally will be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement, except as specifically provided under that employee’s participation agreement under the Executive Severance Plan.
Our board of directors has designated each of our executive officers as a participant under our Executive Severance Plan eligible for the rights to the applicable payments and benefits described below.
In the event of an “involuntary termination” of the employment of a named executive officer by us for a reason other than (i) “cause” or (ii) the named executive officer’s death or “disability” (as such terms are defined in our Executive Severance Plan), that occurs outside the change in control period (as described below), the named executive officer will be entitled to the following payments and benefits:
•continuing payments of the named executive officer’s annual base salary (less applicable withholding taxes) for a period of 12 months;
•a lump sum payment equal to, on an after-tax basis (i.e., on a gross-up basis), the cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), for a period of 12 months; and
•12 months of accelerated vesting of all outstanding equity awards that are subject to time-based vesting alone.
In the event of (i) an “involuntary termination” of the employment of a named executive officer by us for a reason other than (A) “cause” or (B) the named executive officer’s death, “disability” or (ii) resignation by the named executive officer for “good reason” (as such terms are defined in our Executive Severance Plan), in each case, during the 3 months prior to or 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), the named executive officer will be entitled to the following payments and benefits:
•a lump sum payment equal to 12 months of the named executive officer’s annual base salary (less applicable withholding taxes);
•a lump sum payment equal to, on an after-tax basis (i.e., on a gross-up basis), the cost of continued health coverage under COBRA for a period of 12 months; and
•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s); provided that, with respect to Mr. Xu, the 2020 CEO Performance Award will continue to vest solely as provided in the applicable award agreement.
The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as compliance with certain non-disparagement provisions and continued compliance with the invention assignment and confidentiality agreement applicable to the named executive officer.
In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. Except as discussed above, the Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

DoorDash, Inc.	51	2026 Proxy Statement

The following table sets forth the potential payments that would have been provided to each of our named executive officers under each of the circumstances specified below if he or she had terminated employment with the Company effective December 31, 2025:

Scenario and Payment Type	Tony Xu ($)	Ravi Inukonda ($)	Prabir Adarkar ($)	Keith Yandell ($)	Tia Sherringham ($)

Termination without cause
Severance⁽¹⁾	300,000	350,000	350,000	350,000	350,000
Continued benefits⁽²⁾	59,925	27,770	63,848	61,391	22,201
Restricted Stock Units⁽³⁾	—	28,086,238	23,352,353	5,986,999	11,969,015
Total	359,925	28,464,008	23,766,201	6,398,389	12,341,217
Change in control with qualifying termination
Severance⁽⁴⁾	300,000	350,000	350,000	350,000	350,000
Continued benefits⁽²⁾	59,925	27,770	63,848	61,391	22,201
Restricted Stock Units⁽⁵⁾	—	45,740,807	44,608,407	11,512,658	21,025,724
Total	359,925	46,118,577	45,022,254	11,924,048	21,397,925
1.Named executive officers will receive 12 months of base salary continuation (less applicable taxes).
2.Each named executive officer will receive a lump sum payment intended to cover, on an after-tax basis, medical, dental and vision plan premiums under COBRA. Each named executive officer is covered for the plan elections in effect on the date of the termination.
3.Reflects value delivered to named executive officers upon the 12 months of accelerated vesting of unvested time-based RSUs using the closing price of our Class A common stock on December 31, 2025 of $226.48 per share.
4.Payable as a lump sum (less applicable taxes).
5.Reflects value delivered to named executive officers upon the acceleration of all unvested time-based RSUs using the closing price of our Class A common stock on December 31, 2025 of $226.48 per share. For performance-based RSUs, achievement is deemed at 100% of target levels, except for the 2020 CEO Performance Award for which achievement and vesting is determined in accordance with the terms of the related award agreement. There are no outstanding performance-based RSUs other than the 2020 CEO Performance Award.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following comparison between the annual total compensation of our median employee and the annual total compensation of our CEO in 2025. The following information about the relationship between the total annual compensation of our median employee and the total annual compensation of our CEO is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.
In 2025, the total annual compensation of our median employee was $36,373 and the total annual compensation of our CEO was $431,864. This results in a ratio of approximately 1:12. Total annual compensation for the median employee and our CEO is calculated according to the disclosure requirements of the Summary Compensation Table and includes base salary, equity awards, and other compensation such as perquisites.
To identify the median employee, we reviewed the compensation of all full-, part-time and temporary employees who were employed as of October 1, 2025 (the “Determination Date”). We determined our median employee by reviewing actual cash base pay as of the Determination Date plus the grant date fair value of equity awards issued in 2025 as of the Determination Date. We did not make any adjustment to annualize compensation. For employees based outside of the United States, we converted pay into U.S. dollars using the exchange rate on the Determination Date. As permitted by SEC rules, we excluded approximately 4,400 employees who joined the Company in connection with the following acquisitions, each of which closed in 2025: Tazz (January 2025), Symbiosys Corp. (May 2025), SevenRooms, Inc. (July 2025), and Deliveroo plc (October 2025).

DoorDash, Inc.	52	2026 Proxy Statement

In selecting the median employee in accordance with Item 402(u) of Regulation S-K, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and the CEO Pay Ratio may not be directly comparable to similar disclosure by other reporting companies.
PAY VS. PERFORMANCE
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act (“Item 402(v)”) and may not be the same value as the compensation actually realized by our named executive officers. Additionally, the compensation values in this table are generally not a factor in how our compensation committee evaluates compensation decisions when reviewing compensation relative to our Company performance. For more information on how our compensation committee seeks to align pay with performance, see the section titled “Our Compensation Philosophy” above.
The following tables and related disclosures provide information about (i) the total compensation (“SCT Total”) of our principal executive officer (“PEO”) and our non-PEO named executive officers (collectively, the “Other NEOs”) as presented in the Summary Compensation Table, (ii) the “compensation actually paid” (“CAP”) to our PEO and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures.
Pay vs. Performance Table

					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) $ (in millions)	Year-End Stock Price (Company Selected Measure) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	431,864	238,464,732	10,200,894	21,799,614	159	258	935	226
2024	318,518	313,764,318	8,133,018	22,629,252	118	208	123	168
2023	316,275	244,015,195	10,831,201	22,342,699	69	152	(558)	99
2022	300,065	(686,374,575)	10,468,361	(13,402,406)	34	97	(1,365)	49
2021	300,297	(35,818,623)	8,474,204	22,896,547	104	135	(468)	149

DoorDash, Inc.	53	2026 Proxy Statement

The following table sets forth our PEO and Other NEOs for each year represented in the Pay vs. Performance Table:

	PEO	Other NEOs

2025	Tony Xu	Ravi Inukonda	Keith Yandell
		Prabir Adarkar	Tia Sherringham
2024	Tony Xu	Ravi Inukonda	Keith Yandell
		Prabir Adarkar	Tia Sherringham
2023	Tony Xu	Ravi Inukonda	Keith Yandell
		Prabir Adarkar	Tia Sherringham
2022	Tony Xu	Ravi Inukonda	Keith Yandell
		Prabir Adarkar	Tia Sherringham
2021	Tony Xu	Prabir Adarkar	Keith Yandell
Christopher Payne
Adjustments to Calculate Compensation Actually Paid to PEO (Column (c)) and Average Compensation Actually Paid to Other NEOs (Column (e))
The table below describes the adjustments, each of which is required by SEC rules, to calculate CAP amounts from the SCT Total of our PEO (Column (b)) and our Other NEOs (Column (d)). The SCT Total and CAP amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v). For a more representative view of the amount of compensation actually realized by our NEOs, see “Option Exercises and Stock Vested in 2025” of this proxy statement. With respect to CAP to our PEO, the assumptions and methodology used to calculate the fair value of equity awards in this table are consistent with the assumptions used to calculate the grant date fair value when the award was granted.

	2025		2024		2023		2022		2021

Description of Adjustment	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)

Summary Compensation Table Total	431,864	10,200,894	318,518	8,133,018	316,275	10,831,201	300,065	10,468,361	300,297	8,474,204
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each year	—	(9,789,553)	—	(7,701,028)	—	(10,471,303)	—	(7,987,216)	—	(8,123,633)
ASC 718 fair value of awards granted during the year that remain unvested as of and determined on the last day of each year	—	9,815,926	—	8,926,229	—	13,410,597	—	4,447,851	—	8,379,696

DoorDash, Inc.	54	2026 Proxy Statement

	2025		2024		2023		2022		2021

Description of Adjustment	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)	PEO ($)	Average Other NEOs ($)

ASC 718 fair value of awards granted during the year that vested during the year, determined as of vest date.⁽¹⁾	—	2,176,640	—	1,732,053	—	3,223,356	—	691,030	—	—
Change in ASC 718 fair value of awards granted in prior years that are outstanding and unvested as of the last date of the year, determined based on change in ASC 718 fair value from the last date of the prior year to the last date of the year.	134,762,026	5,421,264	313,445,800	8,336,140	243,698,920	3,830,205	(686,674,640)	(6,215,760)	(36,118,920)	1,765,460
Change in ASC 718 fair value for awards granted in prior years that vested during the year, determined based on change from the last day of the previous year to the vest date.⁽¹⁾	103,270,842	3,974,443	—	3,202,841	—	1,518,643	—	(14,806,672)	—	12,400,820
Total Adjustments (subtotal)	238,032,868	11,598,720	313,445,800	14,496,234	243,698,920	11,511,498	(686,674,640)	(23,870,767)	(36,118,920)	14,422,343
Compensation actually paid	238,464,732	21,799,614	313,764,318	22,629,252	244,015,195	22,342,699	(686,374,575)	(13,402,406)	(35,818,623)	22,896,547
1.The fair value of awards that vested during 2025 has been computed in the same manner set forth in footnote 2 of the “Option Exercises and Stock Vested in 2025” table above regarding the computation of value realized on vesting. As previously disclosed in our proxy statement dated April 29, 2025, for purposes of this table, the fair value of awards that vested (i) during 2024 was computed by multiplying the number of shares acquired on vesting by the closing price of our Class A common stock on the trading day immediately preceding the applicable vesting date, and (ii) during 2023, 2022 and 2021 was computed by multiplying the number of shares acquired on vesting by the closing price of our Class A common stock on the applicable vesting date.
Other adjustments required by Item 402(v) include adjustments for forfeitures, paid dividends, modifications and valuation of pension plans and are excluded from the above table because we did not have any of those elements in our compensation plans for the years covered in this disclosure.
TOTAL SHAREHOLDER RETURN (COLUMN (F)) AND PEER GROUP TOTAL SHAREHOLDER RETURN (COLUMN (G))
Total Shareholder Return (“TSR”) values provided in this table illustrate the value of an initial investment of $100 in our Class A common stock made at the beginning of each year at the end of such year, calculated on a dividend-reinvested basis. The peer group selected for comparison is the S&P 500 IT Index, which is one of the same peer groups we use for purposes of Item 201(e)(1)(ii) of Regulation S-K.
NET INCOME (LOSS) (COLUMN (H))
Net income (loss) attributable to DoorDash, Inc. common stockholders as reported on our consolidated statements of operations in our Annual Report on Form 10-K for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021.
YEAR-END STOCK PRICE (COLUMN (I))
Pursuant to Item 402(v), we determined Year-End Stock Price to be the most important financial performance measure used to link Company performance to CAP to our PEO and our Other NEOs in 2025.

DoorDash, Inc.	55	2026 Proxy Statement

Financial Performance Measure
The below table lists the measure that has been determined by the Company to be the measure linking CAP to our named executive officers in 2025 and Company performance in 2025.

Year-End Stock Price (Company selected measure)

Relationship between Compensation Actually Paid and Performance
The below charts illustrate the relationship between CAP to our PEO and our Other NEOs and TSR, Net Income (loss) and Year-End Stock Price.

DoorDash, Inc.	56	2026 Proxy Statement

All information provided above under the “Pay vs. Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DoorDash, Inc.	57	2026 Proxy Statement

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by security holders⁽¹⁾	25,283,174	7.07	83,921,648⁽⁴⁾
Equity compensation plans not approved by security holders⁽²⁾	1,166,170	4.43	1,108,726
Total	26,449,344	6.70	85,030,374
1.Includes the 2014 Plan, the 2020 Plan and the 2020 Employee Stock Purchase Plan (the “ESPP”).
2.Reflects the 2022 Inducement Equity Incentive Plan (the "Inducement Plan"), which was adopted by the Company's board of directors in May 2022. In connection with the Inducement Plan, the Company reserved 9,760,000 shares of Class A common stock to be used for equity-based awards to individuals who were not previously employees or directors of the Company, as a material inducement to the individual's entry into employment with the Company. The Inducement Plan permits the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares.
3.RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
4.As of December 31, 2025, an aggregate of 83,921,648 shares of Class A common stock were available for issuance under the 2020 Plan and ESPP. The 2020 Plan provides that on the first day of each year, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 32,493,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. On January 1, 2026, the number of shares of Class A common stock available for issuance under the 2020 Plan increased by 21,712,339 shares pursuant to this provision. The increase is not reflected in the table above.

DoorDash, Inc.	58	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2026 for:
•each of our directors;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 412,560,024 shares of our Class A common stock, 24,459,494 shares of our Class B common stock, and no shares of our Class C common stock outstanding as of March 1, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2026 or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of March 1, 2026, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o DoorDash, Inc., 303 2nd Street, South Tower, 8th Floor, San Francisco, California 94107. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

DoorDash, Inc.	59	2026 Proxy Statement

	Amount and nature of beneficial ownership				Percent of Total Voting Power (%)

	Class A shares (#)	(%)	Class B shares (#)	(%)

Executive Officers and Directors:
Tony Xu⁽¹⁾⁽²⁾	1,583	*	11,099,103	43.3	24.0
Shares subject to voting proxies⁽²⁾	—	—	14,576,170	59.5	32.3
Total	1,583	*	25,675,273	100.0	55.5
Prabir Adarkar⁽³⁾	750,716	*	—	—	*
Ravi Inukonda⁽⁴⁾	121,682	*	—	—	*
Tia Sherringham⁽⁵⁾	11,864	*	—	—	*
Keith Yandell⁽⁶⁾	15,654	*	—	—	*
Jeffrey Blackburn⁽⁷⁾	3,795	*	—	—	*
Shona L. Brown⁽⁸⁾	31,088	*	—	—	*
L. John Doerr⁽⁹⁾	866,653	*	—	—	*
Andy Fang⁽¹⁰⁾	12,502	*	5,903,889	24.1	*
Milan Kovac⁽¹¹⁾	83	*	—	—	*
Alfred Lin⁽¹²⁾	562,455	*	—	—	*
Elinor Mertz⁽¹³⁾	12,442	*	—	—	*
Diego Piacentini⁽¹⁴⁾	12,884	*	—	—	*
Ashley Still⁽¹⁵⁾	3,974	*	—	—	*
Stanley Tang⁽¹⁶⁾	12,288	*	3,651,639	14.9	*
All current executive officers and directors as a group (15 persons)⁽¹⁷⁾	2,419,663	*	20,654,631	80.4	44.9
5% Stockholders:
The Vanguard Group⁽¹⁸⁾	39,828,909	9.7	—	—	4.4
Entities affiliated with Sequoia Capital⁽¹⁹⁾	31,712,420	7.7	—	—	3.5
BlackRock, Inc.⁽²⁰⁾	24,007,000	5.8	—	—	2.7
*Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
1.Consists of (i) 1,500 shares of Class A common stock and 3,588,449 shares of Class B common stock held of record by Mr. Xu, (ii) 83 shares of Class A common stock held of record by TXX Investments LLC, whose sole member is The Article 4 Trust Under TXX Family Trust for which Mr. Xu serves as a Trustee, (iii) 305,425 shares of Class B common stock held of record by Mr. Xu, as Trustee of Article 3 Trust Under OBX Family Trust, (iv) 305,425 shares of Class B common stock held of record by Mr. Xu, as Trustee of Article 3 Trust Under TBX Family Trust, (v) 241,190 shares of Class B common stock held of record by Mr. Xu, as Trustee of Article 4 Trust Under Library Trust, (vi) 1,617,016 shares of Class B common stock held of record by Mr. Xu, as Trustee of Article 2 Trust Under TXX Annuity Trust #3, (vii) 1,744,157 shares of Class B Common Stock held of record by Mr. Xu, as Trustee of Article 3 Trust Under TXX Annuity Trust #1, (viii) 2,113,302 shares of Class B Common Stock held of record by Mr. Xu, as Trustee of Article 3 Trust Under TXX Annuity Trust #2, and (ix) 1,184,139 shares of Class B common stock subject to stock options exercisable within 60 days of March 1, 2026.

DoorDash, Inc.	60	2026 Proxy Statement

2.Messrs. Xu, Fang, and Tang have entered into a voting agreement and irrevocable proxy, pursuant to which Mr. Xu has the authority (and irrevocable proxy) to direct the vote and vote the shares of Class B common stock held by Messrs. Fang and Tang and their respective permitted entities and permitted transferees, at his discretion on all matters to be voted upon by stockholders.
3.Consists of (i) 677,166 shares of Class A common stock held of record by Mr. Adarkar and (ii) 73,550 shares of Class A common stock subject to stock options exercisable within 60 days of March 1, 2026.
4.Consists of (i) 22,009 shares of Class A common stock held of record by Mr. Inukonda, (ii) 89,507 shares of Class A common stock held of record by Mr. Inukonda as a trustee of The RK Trust U/A DTD 03/11/2024, and (iii) 10,166 shares of Class A common stock subject to stock options exercisable within 60 days of March 1, 2026.
5.Consists of (i) 10,614 shares of Class A common stock held of record by Ms. Sherringham and (ii) 1,250 shares of Class A common stock subject to stock options exercisable within 60 days of March 1, 2026.
6.Consists of 15,654 shares of Class A common stock held of record by Mr. Yandell.
7.Consists of (i) 3,750 shares of Class A common stock held of record by Mr. Blackburn and (ii) 45 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition would be satisfied within 60 days of March 1, 2026.
8.Consists of 31,088 shares of Class A common stock held of record by Ms. Brown.
9.Consists of (i) 5,919 shares of Class A common stock held of record by Mr. Doerr, (ii) 33,818 shares of Class A common stock held of record by KPCB DGF II Associates, LLC, the managing member of KPCB Digital Growth Fund II, LLC, and KPCB Digital Growth Founders Fund II, LLC (collectively, the “Kleiner entities”), (iii) 364,622 shares of Class A common stock held of record by Vallejo Ventures Trust for which Mr. Doerr and his spouse serve as trustees, and (iv) 462,294 shares of Class A common stock held of record by various investment entities controlled by Mr. Doerr. The managing members of KPCB DGF II Associates, LLC (Mr. Doerr, Mary Meeker and Theodore E. Schlein) exercise shared voting and dispositive control over the shares of Class A common stock held by the Kleiner entities. Mr. Doerr disclaims beneficial ownership over the shares of Class A common stock held by the Kleiner entities except to the extent of his pecuniary interest therein.
10.Consists of (i) 12,502 shares of Class A common stock and 50,285 shares of Class B common stock held of record by Mr. Fang, (ii) 5,709,604 shares of Class B common stock held of record by Mr. Fang, as Trustee of The AF Living Trust UTA dated 9/4/19, and (iii) 144,000 shares of Class B common stock held of record by Mr. Fang, as Trustee of the AF 2025 GRAT.
11.Consists of (i) 55 shares of Class A common stock held of record by Mr. Kovac and (ii) 28 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition would be satisfied within 60 days of March 1, 2026.
12.Consists of 562,455 shares of Class A common stock held by an estate planning vehicle. Excludes shares of Class A common stock held by the entities affiliated with Sequoia Capital identified in footnote 19 below. Mr. Lin is a Partner at Sequoia Capital and is a director and stockholder of SC US (TTGP), Ltd. Mr. Lin disclaims beneficial ownership over the shares of Class A common stock held by the entities affiliated with Sequoia Capital identified in footnote 19 below, except to the extent of his pecuniary interest therein.
13.Consists of (i) 12,370 shares of Class A common stock held of record by Ms. Mertz and (ii) 72 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition would be satisfied within 60 days of March 1, 2026.
14.Consists of (i) 9,085 shares of Class A common stock held of record by Mr. Piacentini, (ii) 3,719 shares of Class A common stock held of record by View Different Inc., of which Mr. Piacentini is Managing Director and a stockholder, and (iii) 80 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition would be satisfied within 60 days of March 1, 2026.
15.Consists of (i) 62 shares of Class A common stock held of record by Ms. Still, (ii) 3,849 shares of Class A common stock held of record by Ms. Still as a trustee of The Still Family Trust U/A DTD 08/18/2008, and (ii) 63 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition would be satisfied within 60 days of March 1, 2026.
16.Consists of (i) 12,288 shares of Class A common stock and 7,828 shares of Class B common stock held of record by Mr. Tang, (ii) 3,612,171 shares of Class B common stock held of record by Mr. Tang, as Trustee of The ST Trust under agreement dated October 2, 2019, and (iii) 31,640 shares of Class B common stock subject to stock options exercisable within 60 days of March 1, 2026.
17.Consists of (i) 2,334,409 shares of Class A common stock and 19,438,852 shares of Class B common stock beneficially owned by our executive officers and directors, (ii) 84,966 shares of Class A common stock and 1,215,779 shares of Class B common stock subject to stock options exercisable within 60 days of March 1, 2025, and (iii) 288 shares of Class A common stock issuable upon settlement of RSUs for which the service-based vesting condition would be satisfied within 60 days of March 1, 2026.
18.Based solely on a Schedule 13G/A filed with the SEC on May 7, 2025, consists of 39,828,909 shares of Class A common stock held of record by The Vanguard Group (“Vanguard”). The Schedule 13G/A reports that Vanguard has shared voting power with respect to 455,874 shares of Class A common stock, sole dispositive power with respect to 38,162,136 shares of Class A common stock, and shared dispositive power with respect to 1,666,773 shares of Class A common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. On March 26, 2026, Vanguard filed a Schedule 13G/A with the SEC that described (i) an internal realignment that resulted in Vanguard no longer having beneficial ownership over the shares set forth above and (ii) that certain subsidiaries or business divisions of Vanguard may report beneficial ownership separately from Vanguard.

DoorDash, Inc.	61	2026 Proxy Statement

19.Based solely on a Form 4 filed with the SEC on November 28, 2025, consists of (i) 27,663,231 shares of Class A common stock held of record by Sequoia Capital Fund, L.P. (“SCF”), (ii) 3,535,142 shares of Class A common stock held of record by Sequoia Capital Fund Parallel, LLC (“SCFP”), and (iii) 514,047 shares of Class A common stock held of record by SC US/E Expansion Fund I Management, L.P. (“EXPI Management”). SC US (TTGP), Ltd. is (i) the general partner of EXPI Management and (ii) the general partner of Sequoia Capital Fund Management, L.P., which is the general partner of each of SCF and SCFP. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by EXPI Management, SCF, and SCFP. The address for each of the Sequoia Capital entities identified in this footnote is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.
20.Based solely on a Schedule 13G filed with the SEC on April 23, 2025, consists of 24,007,000 shares of Class A common stock held of record by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power with respect to 21,723,455 shares of Class A common stock and sole dispositive power with respect to 24,007,000 shares of Class A common stock. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

DoorDash, Inc.	62	2026 Proxy Statement

Certain Relationships, Related Party and Other Transactions

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation,” the following is a description of each transaction and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
Our Seventh Amended and Restated Investors’ Rights Agreement, dated June 17, 2020, provided, among other things, that certain holders of our capital stock, including entities affiliated with Kleiner and Sequoia Capital, had the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. This agreement terminated in accordance with its terms in December 2025. L. John Doerr and Alfred Lin, members of our board of directors, are or have been affiliated with Kleiner and Sequoia Capital, respectively.
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons defines a related person as (i) any person who is or was since the beginning of the most recently completed year, a director, executive officer, nominee for director, (ii) a beneficial owner of more than 5% of any class of our voting securities, and (iii) any immediate family members of the foregoing persons. Our audit committee charter provides that our audit committee shall (i) review and oversee any related person transactions and (ii) develop and maintain policies and procedures for the audit committee's review, approval, and/or ratification of such transactions.
Under our related person transactions policy, all related person transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, (ii) the extent of the related person’s interest in the transaction, and (iii) whether the transaction would affect the independence of any director. The policy grants standing pre-approval of certain transactions, including (i) executive compensation governed by our standard compensation and benefits policies, (ii) director compensation arrangements governed by our standard director compensation policies, (iii) transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% equity interest of that company, (iv) charitable contributions, grants or endowments or pledges by us to a charitable organization, foundation or university where a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts, (v) any transaction available to all U.S. employees generally, (vi) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (vii) any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K under the Exchange Act.

DoorDash, Inc.	63	2026 Proxy Statement

Other Matters

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements except (i) one Form 4 filed for Ravi Inukonda, which was related to a transfer of shares of Class A common stock into a trust for which Mr. Inukonda and his spouse serve as co-trustees, (ii) one Form 4 filed for Stanley Tang, which was related to the grant of his RSU award in April 2025, (iii) one Form 4 filed for Andy Fang, which was related to the grant of his RSU award in April 2025, and (iv) one Form 4 filed for our Chief Accounting Officer, Gordon Lee, which was related to the grant of his RSU award in April 2025. Each of these Forms 4 were filed late due to administrative error.
FISCAL YEAR 2025 ANNUAL REPORT AND SEC FILINGS
Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at ir.doordash.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to DoorDash, Inc., Attention: Secretary, 303 2nd Street, South Tower, 8th Floor, San Francisco, California 94107.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
San Francisco, California
April 20, 2026

DoorDash, Inc.	64	2026 Proxy Statement

DOORDASH

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DASH2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92606-P41888

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOORDASH, INC.

The Board of Directors recommends you vote FOR the following:

1. The election of the following director nominee(s):

Nominees:	**For**	**Against**	**Abstain**
1a. Shona L. Brown	☐	☐	☐
1b. Milan Kovac	☐	☐	☐
1c. Alfred Lin	☐	☐	☐
1d. Stanley Tang	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	☐	☐	☐
3. The approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V92607-P41888

DOORDASH, INC.
Annual Meeting of Stockholders
June 10, 2026 at 10:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) of DoorDash, Inc. hereby appoint(s) Tony Xu, Ravi Inukonda and Tia Sherringham, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DoorDash, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on Wednesday, June 10, 2026, and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be conducted virtually via live webcast. You will be able to attend the Annual Meeting of Stockholders virtually by visiting www.virtualshareholdermeeting.com/DASH2026.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES' DISCRETION ON SUCH MATTER.

Continued and to be signed on reverse side